UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

FIBROBIOLOGICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FIBROBIOLOGICS, INC.

9350 Kirby Drive, Suite 300,

Houston, Texas 77054

281-671-5150

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of FIBROBIOLOGICS, INC., a Delaware corporation, or the Annual Meeting. The meeting will be held on Monday, June 22, 2026 at 11:00 a.m. Central Time virtually via the Internet at www.virtualshareholdermeeting.com/FBLG2026, originating from Houston, Texas. You will not be able to attend the Annual Meeting in person. At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect the two nominees named in the accompanying proxy statement as Class III directors, to hold office until the 2029 Annual Meeting of Stockholders;

2.	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026;

3.

To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of up to 2,272,728 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to those certain Securities Purchase Agreements, each dated March 31, 2026, by and among the Company and the purchasers party thereto, or the March SPA, and up to 159,091 shares of common stock issuable upon the exercise of outstanding common warrants issued pursuant to that certain Engagement Letter, dated November 10, 2025, between the Company and H.C. Wainwright & Co., LLC, as amended on March 12, 2026, or the Engagement Letter, in connection with the March SPA;

4.	To approve the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan; and

5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement that accompanies this notice.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders on or about May 5, 2026. The Notice will describe how to access and review our proxy materials, including our proxy statement and annual report to stockholders. The Notice as well as the printed copy of proxy cards will also describe how you may submit your proxy via the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible during normal business hours for ten days prior to the Annual Meeting at our principal place of business, 9350 Kirby Drive, Suite 300, Houston, Texas 77054.

The record date for the Annual Meeting is April 24, 2026. Only stockholders of record at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/FBLG2026. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/FBLG. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

By Order of the Board of Directors,

Pete O’Heeron
Founder, Chief Executive Officer, and Chairperson

Houston, Texas

, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held

on Monday, June 22, 2026 at 11:00 a.m. Central Time.

The proxy statement, notice and annual report to stockholders are available at www.proxyvote.com.

Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet as instructed in these materials, or if you request or we deliver to you a proxy card in the mail, you may complete, date, sign and return that proxy. Regardless of the method used, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may also vote through our virtual web conference if you attend the Annual Meeting, even if you have voted by proxy.

FIBROBIOLOGICS, INC.

9350 Kirby Drive, Suite 300,

Houston, Texas 77054

281-671-5150

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of FibroBiologics, Inc., or FibroBiologics, the Company, we, us or our, is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 5, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 15, 2026.

How do I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend the Annual Meeting. The Annual Meeting will be held on Monday, June 22, 2026 at 11:00 a.m. Central Time virtually via the Internet at www.virtualshareholdermeeting.com/FBLG2026. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/FBLG2025. You will not be able to attend the Annual Meeting in person.

Why a Virtual-Only Online Meeting?

The virtual format for the Annual Meeting will enhance, rather than constrain, stockholder access and participation by allowing our stockholders to participate fully, and equally, from any location around the world at no cost. Stockholder rights are not affected. The virtual meeting format also allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board, management, and a representative from our independent registered public accounting firm. During the live Q&A session, we will answer appropriate questions as they come in, as time permits. Given the above listed factors, we feel a virtual-only meeting is the right choice for FibroBiologics and its stockholders at this time.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please refer to the technical support information located on the login screen at www.virtualshareholdermeeting.com/FBLG2026.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2026 will be entitled to vote at the Annual Meeting. On this record date, there were (i) 5,208,915 shares of common stock outstanding and entitled to vote and (ii) 125 shares of our Series C Preferred Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on. Each share of our Series C Preferred Stock, par value $0.00001 per share, or the Series C Preferred Stock, is entitled to 13,000 votes on each matter to be voted on.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2026 your shares were registered directly in your name with our transfer agent, Vstock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/FBLG2026 and following the instructions regarding voting. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/FBLG2026 and following the instructions regarding voting.

What is the impact of the 125 shares of Series C Preferred Stock with super voting rights?

Pete O’Heeron, our founder, Chief Executive Officer, or CEO, and Chairperson, holds all 125 shares of outstanding Series C Preferred Stock. Each share of Series C Preferred Stock is entitled to 13,000 votes.

The shares of Series C Preferred Stock are subject to an irrevocable proxy issued by Mr. O’Heeron in favor and for the benefit of, the Board, granting the Board the irrevocable proxy, for as long as the Series C Preferred Stock remains outstanding, to vote all of the shares of Series C Preferred Stock on all matters on which the shares of Series C Preferred Stock are entitled to vote, in any manner that the Board may determine in its sole and absolute discretion; provided, however, that such irrevocable proxy does not, without the written consent of Mr. O’Heeron, permit the Board to vote the Series C Preferred Stock with respect to any proposal to amend, delete or waive any rights of Mr. O’Heeron with respect to the Series C Preferred Stock as set forth in our amended and restated certificate of incorporation currently in effect, or the Amended and Restated Certificate of Incorporation. In light of the superior voting rights associated with the Series C Preferred Stock, the irrevocable proxy is intended to ensure that such superior voting rights are utilized in our best interest and to avoid or mitigate conflicts that may arise in the future for Mr. O’Heeron as an individual stockholder employee.

The Board will exercise the irrevocable proxy to cast 1,625,000 votes, which constitutes approximately 24% of the total votes eligible to be cast at the Annual Meeting, FOR each of the director nominees and the proposals described in this proxy statement.

What am I voting on?

There are four matters scheduled for a vote:

●	Election of the two Class III directors named in this proxy statement (Proposal 1);

●	Ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2);

●

Approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of up to 2,272,728 shares of Common Stock pursuant to the March SPA and up to 159,091 shares of Common Stock pursuant to the Engagement Letter in connection with the March SPA (Proposal 3); and

●	Approval of the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan (Proposal 4).

What are the Board’s voting recommendations?

A summary of the Annual Meeting proposals is below. Every stockholder’s vote is important. The Board urges you to vote your shares FOR each of the proposals.

Matter	Page	Board Recommends	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Election of two Class III directors	12	FOR each Class III director nominee	More FOR than AGAINST votes	None	None
Ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026	16	FOR	Majority of shares present and entitled to vote	Against	N/A
Approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of up to 2,272,728 shares of Common Stock pursuant to the March SPA and up to 159,091 shares of Common Stock pursuant to the Engagement Letter in connection with the March SPA	18	FOR	Majority of shares present and entitled to vote	Against	None
Approval of the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan	21	FOR	Majority of shares present and entitled to vote	Against	None

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” or “Against” each of the nominees to the Board or you may “Abstain” from voting for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting by going to www.virtualshareholdermeeting.com/FBLG2026 and following the instructions regarding voting or vote by proxy (i) over the telephone, (ii) through the Internet or (iii) using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote by going to www.virtualshareholdermeeting.com/FBLG2026 and following the instructions regarding voting even if you have already voted by proxy.

●	To vote at the Annual Meeting, go to www.virtualshareholdermeeting.com/FBLG2026 and follow the instructions regarding voting.

●

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide our company number and control number from the Notice. Your vote must be received by 11:59 p.m. ET on June 21, 2026 to be counted.

●

To vote through the Internet, go to www.virtualshareholdermeeting.com/FBLG2026 to complete an electronic proxy card. You will be asked to provide our company number and control number from the Notice. Your vote must be received by 11:59 p.m. ET on June 21, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instruction from that organization rather than from FibroBiologics. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Beneficial holders who attend the Annual Meeting may also vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/FBLG2026 and following the instructions regarding voting.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

If you own shares of our common stock, then on each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2026.

Our founder, CEO and Chairperson, Pete O’Heeron, owns 125 shares of our Series C Preferred Stock and has 13,000 votes for each share of Series C Preferred Stock. The Series C Preferred Stock is subject to an irrevocable proxy issued to the Board. The Board will exercise the irrevocable proxy to cast 1,625,000 votes “For” each director nominee and each of the proposals described in this proxy statement, which constitutes approximately 24% of the total votes eligible to be cast at the Annual Meeting.

What happens if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote through the Internet, by telephone, by completing a proxy card that may be delivered to you, or at the Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, the organization that holds your shares may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote, including with respect to Nasdaq-listed companies, your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Accordingly, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When our inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. We encourage you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all proposals.

Which proposals are considered “routine” or “non-routine”?

If the beneficial owner does not provide voting instructions, such beneficial owner’s broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

The ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2) is a matter considered to be routine. A broker or other nominee may generally vote on routine matters, and therefore broker non-votes are not expected on Proposal 2.

The election of directors (Proposal 1), the approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of up to 2,272,728 shares of Common Stock pursuant to the March SPA and up to 159,091 shares of Common Stock pursuant to the Engagement Letter in connection with the March SPA (Proposal 3), and the approval of the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan (Proposal 4), are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal 1, Proposal 3, and Proposal 4.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. Certain of our directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may grant a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy to FibroBiologics’ Secretary at 9350 Kirby Drive, Suite 300, Houston, Texas 77054.

●	You may attend the Annual Meeting and vote. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 2), votes “For,” “Against” and abstentions and, with respect to the election of directors (Proposal 1), the approval, for purposes of Nasdaq Listing Rule 5635(d), of the issuance of up to 2,272,728 shares of Common Stock pursuant to the March SPA and up to 159,091 shares of Common Stock pursuant to the Engagement Letter in connection with the March SPA (Proposal 3), and the approval of the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan (Proposal 4), votes “For,” “Against,” abstentions and broker non-votes. Broker non-votes have no effect on the outcome of the proposals and will not be counted towards the vote total for Proposal 1, Proposal 3, and Proposal 4.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholders vote on executive compensation. Of the four proposals, the ratification of the appointment by the Audit Committee of the Board of WithumSmith+Brown, PC as our independent registered accounting firm for the year ending December 31, 2026 (Proposal 2), is a “routine” matter. The other proposals are “non-routine.”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one third of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were (i) 5,208,915 shares of common stock outstanding and entitled to vote and (ii) 125 shares of our Series C Preferred Stock outstanding and entitled to vote, with each share of common stock entitled to one vote and each share of Series C Preferred Stock entitled to 13,000 votes. Thus, the holders of shares representing 3,416,958 votes must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairperson of the Board or the majority of the Board may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, the Board has fixed the number of directors constituting the Board at six. At the Annual Meeting, the stockholders will vote to elect the two Class III director nominees named in this proxy statement to serve until the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal. The Board has nominated Pete O’Heeron and Stacy Coen for election to the Board. Mr. O’Heeron and Ms. Coen have served on the Board since April 2021.

Directors are elected if they receive more “For” than “Against” votes that are cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not specified, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any of the nominees will be unable to serve.

Director Resignation Policy

We have a Director Resignation Policy, which is set forth in our Corporate Governance Guidelines, a copy of which is posted on our website at https://ir.fibrobiologics.com under “Governance.” The policy establishes that any director nominee who receives more “against” votes than “for” votes in an election of directors is required to tender his or her resignation promptly following the certification of the election results. Broker non-votes, if any, are not counted as either an “against” or “for” vote.

The Governance and Nominating Committee, or the Nominating Committee, will consider the tendered resignation and make a recommendation to the Board. The Board will then act on the recommendation of the Nominating Committee. If a director’s tendered resignation is rejected by the Board, the director will continue to serve for the remainder of their term and until their successor is duly elected and qualified, or their earlier death, resignation, disqualification, or removal.

Information Regarding Director Nominees and Continuing Directors

The Board is divided into three classes, each of which consists of two directors, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the 2027 annual meeting of stockholders; two Class II directors, whose terms expire at the 2028 annual meeting of stockholders; and two Class III directors, who are up for election at the Annual Meeting for a term expiring at the 2029 annual meeting of stockholders.

Biographical and other information as of the date of this proxy statement regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by the Nominating Committee in determining to recommend them as nominees, is set forth below.

Name	Class	Age	Position
Pete O’Heeron, MSHA	III	62	Founder, CEO and Chairperson
Richard Cilento, Jr., MBA(1)(2)	I	64	Independent Director
Stacy Coen(1)(2)(3)	III	55	Independent Director
Robert E. Hoffman	I	60	Independent Director
Victoria Niklas, M.D. (1)(3)	II	67	Independent Director
Matthew Link(2)(3)	II	51	Independent Director

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

Class III Nominees For Election For a Three-Year Term Expiring at the 2029 Annual Meeting

Stacy Coen, MBA. Stacy Coen has served as a member of the Board since July 2021. Ms. Coen has over 25 years of business and corporate development experience from leading oncology and rare disease companies. She most recently served as Chief Business Officer for ImmunoGen, Inc., a company that was developing the next generation of antibody-drug conjugates to improve outcomes for cancer patients, which was acquired by AbbVie, Inc. Prior to ImmunoGen, Ms. Coen worked at Editas Medicine, Inc., a biotechnology company developing therapies for rare diseases, where she served as Vice President, Business Development and was responsible for business development, strategy, transactions and alliance management. Prior to joining Editas, Ms. Coen served in multiple roles of increasing responsibility at Genzyme Corporation (now Sanofi), including as Vice President, Head of Rare Disease Business Development and Licensing, and as Vice President, Global Head of Strategy and Business Development, Multiple Sclerosis, among others. Ms. Coen currently serves on the Huntington’s Disease Society of America’s Center Programs & Education Advisory Committee. Ms. Coen received a BS in Finance and Economics from the University of Massachusetts and an MBA from the Darden Graduate School of Business at the University of Virginia. We believe Ms. Coen’s extensive executive-level experience in the biotechnology industry qualifies her to serve on the Board.

Pete O’Heeron, MSHA. Pete O’Heeron is our founder and has served as our Chief Executive Officer and as Chairman of the Board since our inception in April 2021. Mr. O’Heeron is a seasoned leader in his field, with over 25 years of experience in medical technology and biotech development. He is also the founder of FibroGenesis, a regenerative medicine company and our former parent company, and has served as its Chief Executive Officer since January 2006. Since September 2012, Mr. O’Heeron has also served as Chairman of the Board, Secretary and Treasurer of Liberty Star Uranium & Metals Corp., a company engaged in the acquisition and exploration of mineral properties. Prior to FibroGenesis, in 2006 Mr. O’Heeron founded an operational investment group, Advanced Medical Technologies, LLC, that identified early-stage opportunities in the medical field with strong intellectual property potential, and in 1998 he founded NeoSurg Technologies, which developed the T2000 Minimally Invasive Access System and was sold to Cooper Surgical in 2006. Mr. O’Heeron also previously served in a variety of executive-level positions at Christus Health Care Corporation from 1988 until 1995 and has provided strategic advisory services to healthcare companies in the areas of biologics, advanced surgical instrumentation, and telemedicine. Mr. O’Heeron is a preeminent biopharma inventor, with over 300 patents issued and pending in the areas of biologics, cell therapy and medical devices. Mr. O’Heeron received his Bachelor’s Degree in Healthcare Administration from Texas State University, his Masters in Healthcare Administration from the University of Houston Clear Lake, and his Executive Management Certification in Mergers and Acquisition from the University of Chicago. We believe Mr. O’Heeron is qualified to serve as a member of the Board based on our review of his experience, qualifications, attributes, and skills, including co-founding our company and his executive leadership experience in the biotechnology industry.

Class I Directors Continuing in Office Until the 2027 Annual Meeting

Robert E. Hoffman. Robert Hoffman has served on the Board since April 2021 and served as our Interim Chief Financial Officer between October 2024 and May 2025. Since May 2025, Mr. Hoffman has served as Chief Financial Officer of CytoDyn Inc., a clinical stage biotechnology company. Mr. Hoffman previously served as President, CEO and Chairperson of the board of directors of Kintara Therapeutics, Inc. (Nasdaq: KTRA), a clinical stage, biopharmaceutical company focused on the development and commercialization of new cancer therapies, from November 2021 to October 2024, when it merged with TuHURA Biosciences, Inc. (Nasdaq: HURA), or TuHURA. Prior to that, Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020, and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, Mr. Hoffman served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. He is a member of the board of directors of TuHURA, a Phase 3 registration-stage immuno-oncology company, and Esperion Therapeutics, Inc. (Nasdaq: ESPR), a commercial stage biopharmaceutical company. Mr. Hoffman formerly served as a member of the board of directors of ASLAN Pharmaceuticals Limited (Nasdaq: ASLN), a dermatology-focused biotechnology company, from October 2018 to October 2024, Kintara Therapeutics, Inc., from April 2018 to October 2024, Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and Kura Oncology, Inc (Nasdaq: KURA), a cancer research company, from March 2015 to August 2021. He also previously served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc. (Nasdaq: ARAV), a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board, or FASB, from 2010 to 2020, advising the U.S. accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University. We believe Mr. Hoffman’s financial and executive business experience qualifies him to serve on the Board.

Richard Cilento, Jr., MBA. Richard Cilento has served on the Board since April 2021. Mr. Cilento is the founder, Chairperson of the board of directors and Chief Executive Officer of GlycosBio Inc., a life sciences research and development company. Mr. Cilento was the founder, President and Chief Executive Officer of FuelQuest, Inc., a provider of information technology, supply chain management and tax automation technologies, which was acquired by Saracen Energy Advisors LP in May 2007. Mr. Cilento has held senior-management positions with several technology firms, including Xerox Corporation, where he served as Vice President of Strategic Services of Xerox Connect. Prior to that, he was the Vice President of Corporate Services for XLConnect Solutions, where he served as the lead technologist for advanced systems and supported the organization through its initial public offering and its eventual merger with Xerox. An aeronautical and astronomical engineer, Mr. Cilento began his career at the U.S. National Aeronautics and Space Administration (NASA), where he and his team built space shuttle flight plans for the U.S. Department of Defense Star Wars program and a diverse set of government-funded technology and life science experimentation. Mr. Cilento was a lead engineer who designed and planned the space station assembly sequences for the construction of the International Space Station. Mr. Cilento holds a BS degree in Aeronautical and Astronomical Engineering from the University of Illinois and an MBA at the University of Houston, Clear Lake. We believe Mr. Cilento’s business experience across a broad set of technical industries and executive-level knowledge of capital markets, including venture capital, private equity, and public markets, qualifies him to serve on the Board.

Class II Directors Continuing in Office Until the 2028 Annual Meeting

Matthew Link. Matthew Link has served on the Board since April 2021. Mr. Link has more than 20 years of experience in the healthcare and medical technology industries and currently serves as Managing Director of Healthpoint Capital, a private equity firm in the musculoskeletal healthcare space. Mr. Link previously served as Chief Commercial Officer for Sight Sciences, an eyecare technology company, between September 2023 and August 2025. From 2021 to 2023 he served as managing partner at Orion Healthcare Advisors, LLC, a consulting services provider. From 2006 to 2021 Mr. Link served in regional and executive leadership positions at NuVasive Inc., a global leader in surgical implants and enabling technology for spine surgery and orthopedics. As President of NuVasive, Inc., his responsibilities included oversight of global business units in spine, neurophysiology, and orthopedics. Prior to NuVasive, Inc., Mr. Link held commercial leadership roles at Depuy Orthopedics and Depuy Spine. He also currently serves as chairman of the board of directors at Galen Robotics and as a member of the board of directors of Springbok Analytics and DinamicOR, and the Coulter Translational Research Endowment at the University of Virginia. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia. We believe Mr. Link’s extensive medical technology industry and executive experience qualifies him to serve on the Board.

Victoria Niklas, M.D. Victoria Niklas has served on the Board since April 2021. Dr. Niklas has a distinguished career spanning more than two decades in translational research, clinical care, and teaching at academic health centers, and is currently the Chief Medical Officer of Oak Hill Bio, a clinical-stage neonatology and rare disease therapeutics company, a position she has held since 2022. Prior to joining Oak Hill Bio, Dr. Niklas served in Global Medical Affairs and as Global Program Leader of the OHB-607 program in Rare Disease and Hematology at Takeda Pharmaceuticals. Before Takeda, she was Chief Medical and Scientific Officer at Prolacta Bioscience, a neonatal nutritional product development company based on human donor milk. Dr. Niklas has nearly 30 years of experience as an academic neonatologist with expertise in developmental and acquired inflammatory disorders of the gut, the lung, and the mucosal immune system with relevance to diseases across the lifespan. She has nearly 10 years of experience in industry holding executive positions as well as program leadership roles. She has also held leadership positions in academic medicine service as Chief, Division of Newborn Medicine at Nemours Children’s Hospital, Chief of Neonatology at UCLA Olive View Medical Center, and Visiting Professor of Clinical Pediatrics at the David Geffen School of Medicine at UCLA. Dr. Niklas is board certified in Perinatal and Neonatal Medicine and holds a

California medical license. In addition to being a co-author on numerous scientific and clinical publications, she has helped lead the development of patented products and has served as a board member for multiple biotech and early-stage companies in functional foods. Dr. Niklas received her MD from Harvard Medical School, her MA in Biochemistry and Molecular Biology from Harvard University, and her bachelor’s in Biological Sciences from Goucher College. We believe Dr. Niklas’ extensive experience and knowledge in the biotechnology sector qualifies her to serve on the Board.

The Board Recommends

a Vote in Favor of Each CLASS III Nominee set forth above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected WithumSmith+Brown, PC, East Brunswick, New Jersey, PCAOB Auditor ID 100, or Withum, as our independent registered public accounting firm for the year ending December 31, 2026 and recommended management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Withum are expected to attend the Annual Meeting via the live webcast. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of Withum as our independent registered public accounting firm. However, the Board is submitting the appointment of Withum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and of our stockholders.

Fees Billed by Independent Registered Public Accounting Firm in 2025 and 2024

The following table presents fees for professional audit services and other services rendered to us by Withum for our fiscal years ended 2025 and 2024.

WithumSmith+Brown, PC

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$328,339	$364,520
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$328,339	$364,520

(1)

Audit fees consist of fees for professional services for the audit of our annual financial statements, including the review of interim financial statements, and related services that are normally provided in connection with registration statements, including consents.

(2)

Audit-related fees include fees for assurance and related services that traditionally are performed by the independent accountant. More specifically, these services would include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. There were no audit-related fees incurred in 2025 or 2024.

(3)	Tax fees include fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. There were no tax fees incurred in 2025 or 2024.

Pre-Approval Policies and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Withum for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee.

Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE MARCH 2026 STOCK ISSUANCE PROPOSAL

The Company is asking stockholders to approve the issuance of (i) up to 2,272,728 shares of Common Stock issuable upon the exercise of outstanding warrants issued pursuant to the March SPA, and (ii) up to 159,091 shares of Common Stock issuable upon the exercise of outstanding warrants issued pursuant to the Engagement Letter in connection with the March 2026 Offering (as defined below), for purposes of Nasdaq Listing Rule 5635(d), as described in more detail below.

General Background

On March 31, 2026, we entered into a securities purchase agreement with certain institutional investors, or the March Investors, pursuant to which we agreed to issue and sell to the March Investors, in a registered offering, or the March Offering, (i) 1,028,788 shares of Common Stock, (ii) pre-funded warrants, or Pre-Funded Warrants, to purchase up to 1,243,940 shares of Common Stock, and (iii) warrants to purchase up to one share of our Common Stock for each share of Common Stock and Pre-Funded Warrant purchased in the March Offering, for an aggregate of 2,272,728 shares of Common Stock, or the March Warrants. The March Warrants have an exercise price of $1.32 per share of Common Stock. The March Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares underlying the March Warrants and will expire five years following the date of the stockholder approval, if it is obtained. The March Offering closed on April 2, 2026.

H.C. Wainwright & Co., LLC acted as the exclusive placement agent, or Placement Agent, in connection with the March Offering pursuant to that certain engagement letter dated November 10, 2025 and amended on March 12, 2026, or the Engagement Letter, the Placement Agent received (i) a cash fee of 7.0% of the aggregate purchase price paid by the March Investors in the March Offering and (ii) a management fee of 1.0% of the aggregate purchase price paid by the March Investors in the March Offering. In addition, the Company reimbursed the Placement Agent for its legal fees in an amount of $100,000. Additionally, the Company issued to the designees of the Placement Agent in a private placement warrants to purchase 7.0% of the number of shares of Common Stock sold in the March Offering (or warrants to purchase up to 159,091 shares of Common Stock), at an exercise price of $1.65 per share, or the March Placement Agent Warrants. The March Placement Agent Warrants will not be exercisable until, and are subject to, approval by our stockholders of the issuance of the shares underlying the March Placement Agent Warrants and will expire on November 24, 2030.

Subject to limited exceptions, following the date our stockholders approve this Proposal 3, a holder of March Warrants or March Placement Agent Warrants will not have the right to exercise any portion of such warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to its exercise, or the Beneficial Ownership Limitation. A holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of such warrants, provided that in no event shall the limitation exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise of such warrants. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

We are not seeking the approval of stockholders to authorize us to enter into the March SPA, the Engagement Letter or any other transaction agreements, or to issue the March Warrants to the Investors and the March Placement Agent Warrants to designees of the Placement Agent. We have already entered into those agreements and completed the issuances, which are binding obligations on us. Accordingly, the failure of our stockholders to approve this Proposal 3 will not affect our obligations under these agreements, which will remain binding on us.

The 1,028,788 shares of Common Stock issued to the March Investors in the March Offering and 666,940 shares of Common Stock which have since been issued through the Record Date upon the exercise of Pre-Funded Warrants are not entitled to vote on this Proposal 3 in accordance with Nasdaq Listing Rule 5635(d). Accordingly, although we anticipate that the 1,695,728 shares of Common Stock held by the March Investors will be voted in favor of this Proposal 3 for purposes of adopting the proposal, to comply with Nasdaq rules, to the extent such shares are voted, we will instruct the inspector of elections to conduct a separate tabulation that subtracts the

1,695,728 shares held by the March Investors from the total number of shares voted in favor of Proposal 3 to determine whether the proposal has been adopted in accordance with applicable Nasdaq rules.

For further information regarding the terms of the March Warrants and the March Placement Agent Warrants, please refer to the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2026. The discussion herein relating to the March Warrants and the March Placement Agent Warrants is qualified in its entirety by reference to the March Warrants and the March Placement Agent Warrants filed as Exhibit 4.1 and Exhibit 4.3, respectively, to such Form 8-K.

The Nasdaq Stockholder Approval Rule

The Common Stock is listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq Listing Rules.

The Nasdaq 20% Rule. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, in each case, at a price that is less than the “Minimum Price.” The Minimum Price is the lower of (1) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The Company is asking stockholders to approve the issuance of up to 2,272,728 shares of Common Stock issuable upon the exercise of outstanding March Warrants and up to 159,091 shares of Common Stock issuable upon the exercise of outstanding March Placement Agent Warrants, because in the absence of stockholder approval, such issuances could result in the March Offering violating Nasdaq Listing Rule 5635(d).

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in holders of March Warrants and the March Placement Agent Warrants being able to exercise such warrants, although such holders will have no obligation to do so. The full exercise of the March Warrants would result in the issuance of 2,272,728 additional shares of our Common Stock and the full exercise of the March Placement Agent Warrants would result in the issuance of 159,091 additional shares of our Common Stock, which would dilute the ownership interest of our existing stockholders. The exercise of March Warrants and the March Placement Agent Warrants and/or the sale of Common Stock received upon such exercise in the open market could materially and adversely affect the market price of our Common Stock, particularly if the trading price of our Common Stock is greater than $1.32, in the case of the March Warrants, and $1.65, in the case of the March Placement Agent Warrants, at the time.

Effects if this Proposal is Not Approved

If this proposal is not approved, we will not be able to issue shares of Common Stock to the March Investors or the designees of the Placement Agent in excess of Nasdaq Listing Rule 5635(d). As a result, any remaining outstanding balance of the March Warrants and the March Placement Agent Warrants must be repaid by us in cash. We may not have sufficient cash on hand or available resources to meet such a repayment obligation, which could force us to seek emergency financing or other arrangements which may not be available or, if available, may be on unfavorable terms. In the event we do have sufficient funds available, the cash payment obligations, if triggered, could significantly reduce the cash we have available to fund our operations or make necessary investments. This would adversely affect our financial condition, limit our ability to pursue growth opportunities, and adversely affect our business prospects.

Under the March SPA, we agreed to seek shareholder approval for the matters described in this Proposal 3 within 90 days of the closing date of the March Offering, or April 2, 2026. If we do not obtain shareholder approval of this Proposal 3 within such period, we are required to continue seeking shareholder approval every 90 days thereafter until such shareholder approval is obtained. The process of continuing to hold stockholder meetings to obtain the requisite stockholder approval would cause us to incur significant legal expenses and would divert our management’s attention from the operation of our business, which could materially harm our business.

Factors Considered by the Board in its Recommendation

After careful consideration at the time of the March Offering, our Board determined that the March Offering, including the sale of the March Warrants and issuance of the March Placement Agent Warrants, was in the best interests of the Company in light of the Company’s cash position and liquidity needs at the time. In reaching its determination the Board consulted with members of the Company’s senior management and its legal and strategic advisors, among others, and considered a number of factors.

After further careful consideration, including of the Company’s current cash position and continuing liquidity needs, our Board determined to recommend that our stockholders approve the issuance of Common Stock upon the exercise of the March Warrants and the March Placement Agent Warrants. Although there can be no assurance that the holders of March Warrants and the March Placement Agent Warrants will exercise all, or any part of, their warrants, the full exercise of the March Warrants would result in gross proceeds to the Company of approximately $3.0 million and the full exercise of the March Placement Agent Warrants would result in gross proceeds to the Company of approximately $263 thousand. In connection with any exercise of the March Warrants and the March Placement Agent Warrants, we currently intend to use the proceeds for working capital and general corporate purposes, as we pursue longer term financing.

No Appraisal Rights

Stockholders have no rights under the DGCL or under our Certificate of Incorporation or Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the issuance of shares of Common Stock upon exercise of the March Warrants or the March Placement Agent Warrants.

The Board Recommends

A Vote In Favor Of Proposal 3.

PROPOSAL 4

APPROVAL OF THE FIBROBIOLOGICS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN

The Company is asking stockholders to approve the FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan, or the 2026 Plan. On April 22, 2026, upon recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s stockholders at the Annual Meeting, the 2026 Plan to succeed the FibroBiologics, Inc. 2022 Stock Plan, or the 2022 Stock Plan. We sometimes refer to the 2022 Stock Plan as the “Predecessor Plan.”

The Board is recommending that the Company’s stockholders vote in favor of the 2026 Plan, which will succeed the 2022 Stock Plan. The 2026 Plan is designed to help ensure we can continue attracting, motivating, and retaining top talent by providing competitive equity and incentive awards designed to link employee and director compensation with long-term stockholder value creation.

Stockholder approval of the 2026 Plan would constitute approval of 2,200,000 initial new shares of common stock, par value $0.00001 per share, of the Company, or the Common Stock, plus all remaining shares that were authorized for future issuance under the 2022 Stock Plan on the effective date of the 2026 Plan, which was 339,1881 as of April 21, 2026, for an aggregate of 2,339,188 shares that would initially be issuable under the 2026 Plan as of April 21, 2026. Such approval would also constitute approval of an increase to the available shares under the 2026 Plan, on the first day of each fiscal year beginning in 2027 and ending in 2036, by an amount equal to the lesser of (a) 4% of the shares of Common Stock outstanding on the last day of the preceding fiscal year and (b) such smaller number of shares as determined by the Board, pursuant to the “evergreen” provisions of the 2026 Plan.

If the 2026 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the Predecessor Plan. Outstanding awards under the Predecessor Plan, however, will continue in effect in accordance with their terms. If the 2026 Plan is not approved by our stockholders, no awards will be made under the 2026 Plan, and the 2022 Stock Plan will remain in effect as the Company’s available equity plan.

The actual text of the 2026 Plan is included as Annex A to this proxy statement. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Recommend That You Vote for this Proposal

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of shares of our Common Stock as part of our compensation program is also important to our continued success because equity-based awards are an essential component of our compensation program for key employees, as they link compensation with long-term stockholder value creation and reward participants based on service and/or the Company’s performance.

As discussed in further detail under “Executive and Director Compensation,” equity compensation represents a significant portion of the compensation package for our executive officers. Because our equity awards generally vest over multiple years, the value ultimately realized from these awards depends on the long-term value of shares of our Common Stock. Our equity compensation program also helps us to attract and retain talent in a highly competitive market, targeting individuals who are motivated by pay-for-performance.

If the 2026 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the

1 Reflects an adjustment to the available shares in connection with the reverse stock split of the Common Stock that was effective March 30, 2026.

investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

2026 Plan Highlights

Below are certain highlights of the 2026 Plan. These features of the 2026 Plan are designed to permit alignment between equity compensation arrangements awarded pursuant to the 2026 Plan and stockholders’ interests.

Administration. The 2026 Plan will in general be administered by the Compensation Committee.

No Liberal Share Recycling. The 2026 Plan is not subject to “liberal” share recycling provisions such that shares (1) used to pay the exercise price of stock options, (2) used to satisfy tax withholding obligations, (3) subject to stock-settled appreciation rights that are not actually issued upon exercise, and (4) repurchased by the Company using option-exercise proceeds are not added (or added back) to the shares available under the 2026 Plan.

2026 Plan Limits. The number of shares of Common Stock available under the 2026 Plan for awards will initially be the sum of (1) the number of shares of Common Stock remaining available as of the effective date of the 2026 Plan for new awards under the 2022 Stock Plan, plus (2) 2,000,000 new shares of Common Stock expected to be approved by the stockholders in 2026, plus (3) any shares of Common Stock that are subject to awards granted under the 2026 Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (which sum we refer to as the Overall Share Limit). The Overall Share Limit will be automatically increased on the first day of each fiscal year of the Company, beginning in 2027 and ending in 2036, by an amount equal to the lesser of (a) 4% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares as determined by the Board. The shares available under the 2026 Plan may be shares of original issuance or treasury shares or a combination of the two. On and after the effective date of the 2026 Plan, no awards may be granted under the Predecessor Plan.

Non-Employee Director Compensation Limit. The 2026 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the 2026 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, appreciation rights, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2026 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, under circumstances further described in the 2026 Plan, but will not count against the aggregate share limit or other 2026 Plan limits described above.

No Dividends or Dividend Equivalents Paid for Unvested Awards. Dividends on restricted stock awards and dividend equivalents granted with respect to restricted stock units, performance units, and other awards may vest and be paid only if and to the extent that the related restricted stock awards, restricted stock units, performance units, or other awards vest and become payable.

No Repricing Without Stockholder Approval. The repricing of stock options and appreciation rights (outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the 2026 Plan.

Change in Control Definition. The 2026 Plan includes a definition of “change in control” that will apply to awards under the 2026 Plan, unless otherwise determined by our Compensation Committee.

Accommodates Clawback Policies. The 2026 Plan provides that awards under the 2026 Plan may be made subject to one or more clawback policies or provisions of the Company as provided in such applicable clawback policies or provisions.

Exercise or Base Price Limitation. The 2026 Plan provides that, except with respect to certain converted, assumed, or substituted awards as described in the 2026 Plan, no stock options or appreciation rights will be granted with an exercise or base price less than the fair market value of a share of our Common Stock on the date of grant.

Key Plan Data

The following table sets forth certain information as of April 21, 2026, unless otherwise noted, with respect to the 2022 Stock Plan, which is the only stockholder-approved equity plan pursuant to which the Company can currently grant equity awards:

Outstanding Awards and Available Shares as of April 21, 2026 (1)
Stock Options Outstanding:	285,811
Weighted Average Exercise Price of Outstanding Options	$47.80
Weighted Average Remaining Term of Outstanding Options	7.7 years
Shares of Common Stock Authorized for Future Grants	339,188
Shares of Common Stock Outstanding as of April 21, 2026	5,208,915
(1)
Reflects adjustments in connection with the reverse stock split of the Common Stock that was effective March 30, 2026. Upon stockholder approval of the 2026 Plan, these shares will no longer be available for grant under the 2022 Stock Plan.

Burn rate measures how fast companies use shares authorized and reserved for awards under their equity compensation plans, an important consideration in assessing potential stockholder dilution. We calculate burn rate as the number of shares of Common Stock subject to equity awards granted in a particular year divided by the weighted average number of shares of Common Stock outstanding. Burn rate does not take into account award cancellations and other shares returned to the share reserve under our Predecessor Plan.

The table below sets forth our burn rate for fiscal years 2023, 2024, and 2025.

Fiscal Year	Number of Shares of Common Stock Subject to Stock Option Awards Granted (1)	Basic Weighted Average Number of Shares of Common Stock Outstanding (1)	Burn Rate
2025	69,550	2,233,026	3.11%
2024	51,624	1,643,754	3.14%
2023	184,487	1,411,543	13.07%
Three-Year Average			6.44%
(1)
Reflects adjustments in connection with the reverse stock split of the Common Stock that was effective March 30, 2026.

An additional metric that we use to measure the cumulative dilutive impact of our equity program is fully diluted overhang (which we calculate as the quotient of the sum of (1) the number of shares of Common Stock subject to equity awards outstanding, but not exercised or settled, plus (2) the number of shares of Common Stock available to be granted, divided by the sum of (A) the approximate total shares of Common Stock outstanding, plus (B) the number of shares of Common Stock subject to equity awards outstanding but not exercised or settled, plus (C) the number of shares of Common Stock available to be granted). Our approximate overhang as of April 21, 2026, was 11.3% as a percentage of fully-diluted shares of Common Stock outstanding. If the 2026 Plan had been approved as of such date, our approximate overhang (as a percentage of fully-diluted shares of Common Stock outstanding) would increase to 26.5% and then would decline over time.

Based on the closing price on the Nasdaq Capital Market for our shares of Common Stock on April 20, 2026 of $1.53 per share, the aggregate market value as of April 20, 2026 of the initial new 2,000,000 shares of Common Stock requested under the 2026 Plan was $3,060,000. As noted above, due to the “evergreen” provision of the

2026 Plan, the shares available under the 2026 Plan will be automatically increased on the first day of each fiscal year of the Company, beginning in 2027 and ending in 2036, by an amount up to 4% of the shares of Common

Stock outstanding on the last day of the immediately preceding fiscal year. Estimated based solely on the closing price of the Common Stock on April 20, 2026 and an assumed annual evergreen increase of 208,356 shares,

the estimated market value of each applicable fiscal year’s “evergreen” shares is $318,785; the actual market value and number of shares subject to each such share increase will depend on the share price and the number of shares outstanding as of the applicable dates. In determining the number of new shares to request for approval under the 2026 Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent and expected share usage.

From April 21, 2026 and until the date of the Annual Meeting, the Company may have granted or may grant certain additional equity awards under the 2022 Stock Plan; however, the number of authorized shares under the new 2026 Plan will be proportionally reduced for any awards granted under the 2022 Stock Plan between April 21, 2026 until the date of the Annual Meeting at which the 2026 Plan is approved by stockholders. If the 2026 Plan is not approved by our stockholders, equity awards will continue to be available for issuance under the 2022 Stock Plan. As of April 21, 2026, there were 339,188 shares remaining available for future issuance under the 2022 Stock Plan.

If the 2026 Plan is approved, we intend to use the shares authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the new shares requested in connection with the approval of the 2026 Plan combined with the shares available for future awards from the Predecessor Plan will last for about 5-6 years, based on our historic grant rates and the approximate current share price, but could last for a different period of time based on actual future grant practices, our share price, or the Board’s application of the evergreen share increase, among other things. As noted below, our Compensation Committee would retain full discretion under the 2026 Plan to determine the number and amount of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan. Except as described further below, future benefits that may be received by participants under the 2026 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

Summary of Other Material Terms of the 2026 Plan

Administration. The 2026 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2026 Plan. However, at the discretion of the Board, the 2026 Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee. References to the “Committee” in the 2026 Plan and this proposal will refer to the Compensation Committee or the Board (or such other committee designated by the Board), as applicable. The Committee may from time to time delegate all or any part of its authority under the 2026 Plan to a subcommittee. Any interpretation, construction, and determination by the Committee of any provision of the 2026 Plan, or of any agreement, notification, or document evidencing the grant of awards under the 2026 Plan, will be final and conclusive. For clarity, the Committee’s authority to administer and make grants under the 2026 Plan includes the authority to adopt subplans or special provisions applicable to awards granted under the 2026 Plan, but subject to certain exceptions described in the 2026 Plan, any subplan or special provision will be consistent with the terms of the 2026 Plan. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2026 Plan, authorize one or more officers of the Company to authorize the granting or sale of awards under the 2026 Plan on the same basis as the Committee. However, the Committee may not delegate such authority to officers for awards granted to such officers or employees who are subject to the reporting requirements of Section 16 of the Exchange Act.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2026 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2026 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2026 Plan. As of April 21, 2026, the Company had 17 employees, and there were approximately five (5) consultants, and five (5) non-employee directors of the Company expected to participate in the 2026 Plan. Although consultants of the Company and its subsidiaries are eligible to participate in the 2026 Plan, other than to members of the Company’s Scientific Advisory Board, we have generally not granted equity awards to consultants and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate (or actually participate) in the 2026 Plan. We do not currently expect to make material grants of awards under the 2026 Plan to consultants. The basis for participation in the 2026 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Shares Available for Awards under the 2026 Plan. As further described above under “2026 Plan Highlights – 2026 Plan Limits,” if stockholders approve the 2026 Plan, then subject to adjustment, including under the 2026 Plan’s share counting rules, the number of shares of Common Stock available under the 2026 Plan for awards will initially be the sum of (1) the number of shares of Common Stock remaining available as of the effective date of the 2026 Plan for new awards under the 2022 Stock Plan, plus (2) 2,000,000 new shares of Common Stock expected to be approved by the Stockholders in 2026, plus (3) the shares of Common Stock that are subject to awards granted under the 2026 Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (the Overall Share Limit). The Overall Share Limit will be automatically increased on the first day of each fiscal year of the Company, beginning in 2027 and ending in 2036, by an amount equal to the lesser of (a) 4% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number of shares as determined by the Board. The shares available under the 2026 Plan may be shares of original issuance, treasury shares, or a combination of the two. This design means that we are essentially “rolling” into the new 2026 Plan the shares that we have remaining available under the 2022 Stock Plan. The aggregate number of shares of Common Stock available under the 2026 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2026 Plan. On and after the effective date of the 2026 Plan, no awards may be granted under the Predecessor Plan.

Incentive Stock Option Limit. Subject to adjustment as permitted under the 2026 Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock

Options will not exceed 2,000,000 shares of Common Stock (the ISO Limit). The ISO Limit will increase by

200,000 shares of Common Stock on the first day of each fiscal year beginning in 2027 and ending in 2036, except that in no event will the ISO Limit exceed the Overall Share Limit.

Share Counting Rules. Subject to certain exceptions described in the 2026 Plan, if any award granted under the 2026 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2026 Plan. Additionally, if on or after the effective date of the 2026 Plan, any Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2026 Plan. Notwithstanding anything else in the 2026 Plan, the following share recycling rules apply under the 2026 Plan:

•
Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2026 Plan (or a stock option granted under the Predecessor Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
Common Stock withheld by us, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate Common Stock limit under the 2026 Plan;

•
Common Stock subject to a stock-settled appreciation right (or a stock-settled appreciation right granted under a Predecessor Plan) that are not actually issued in connection with the settlement of such appreciation right on exercise will not be added back to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options (or stock options granted under a Predecessor Plan) will not be added to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
If a participant elects to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate number of shares of Common Stock available under the 2026 Plan.

Shares of Common Stock issued or transferred pursuant to awards granted under the 2026 Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, and shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, but will not be added to the share limits under the 2026 Plan described above.

Types of Awards Under the 2026 Plan. Pursuant to the 2026 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code, or Incentive Stock Options), appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the 2026 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing, or other evidence approved by the Committee, or an Award Agreement, which will contain such terms and provisions as the Committee may determine, consistent with the 2026 Plan. A brief description of the types of awards which may be granted under the 2026 Plan is set forth below.

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2026 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related entities. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years after the date of grant. The Committee may provide in an Award Agreement for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier exercise of the stock options, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.

Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares of Common Stock to which the exercise relates. Stock options granted under the 2026 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of appreciation rights. An appreciation right is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of an appreciation right will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions, consistent with the 2026 Plan, as the Committee may approve. Each grant of appreciation rights will specify the period or periods of continuous service by the participant with the Company or any subsidiary that is necessary before the appreciation rights or installments of such appreciation rights will become exercisable. Appreciation rights may provide for continued vesting or earlier exercise, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control. Any grant of appreciation rights may specify management objectives that must be achieved as a condition of the exercise of such appreciation rights. An appreciation right may be paid in cash, shares of Common Stock, or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of appreciation rights held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of an appreciation right may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an appreciation right may not extend more than 10 years from the date of grant. The Committee may provide in an Award Agreement for the automatic exercise of an appreciation right. Appreciation rights granted under the 2026 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting, and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee and/or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Each grant of restricted stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such terms and provisions, consistent with the 2026 Plan, as the Committee may approve.

Restricted Stock Units. RSUs awarded under the 2026 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.

Each grant of an RSU award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such terms and provisions, consistent with the 2026 Plan, as the Committee may approve.

Cash Incentive Awards, Performance Shares, and Performance Units. Performance shares, performance units, and cash incentive awards may also be granted to participants under the 2026 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of performance shares, performance units, or a cash incentive award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions of such award, consistent with the 2026 Plan, as the Committee may approve.

These awards, when granted under the 2026 Plan, become payable to participants upon the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares, or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid. Each of these award types may provide for continued vesting or earlier lapse or other modification, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control.

Other Awards. Subject to applicable law and applicable share limits under the 2026 Plan, the Committee may grant to any participant shares of Common Stock or such other awards, or Other Awards, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates, or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates, or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee; however, such awards may provide for continued vesting or the earlier vesting of, or earlier elimination of restrictions applicable to (or other modification of) such awards, including (without limitation) in connection with or following a participant’s retirement, death, disability, or termination of employment or service or (subject to the terms of the 2026 Plan) in the event of a change in control. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the 2026 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes, or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2026 Plan. The Committee may also grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2026 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Each grant of an Other Award will be evidenced by an Award Agreement. Each Award Agreement will be subject to the 2026 Plan and will contain such other terms and provisions of such award, consistent with the 2026 Plan, as the Committee may approve.

No Minimum Vesting Periods. The 2026 Plan does not provide for any minimum vesting or performance periods for awards.

Change in Control. The 2026 Plan includes a default definition of “change in control” of the Company. In general, except as may be otherwise prescribed by the Committee in an Award Agreement or otherwise, a change in control will be deemed to have occurred if (subject to certain limitations and as further described in the 2026 Plan):

1)
A person becomes the owner of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities other than by virtue of a merger, consolidation or similar transaction;

2)
There is consummated a merger, consolidation or similar transaction involving the Company that results in a significant change in ownership, as further described in the 2026 Plan; or

3)
There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries.

The Term “change in control” does not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Management Objectives. The 2026 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2026 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by our Compensation Committee, other types of awards under the 2026 Plan, all as determined by our Compensation Committee. Additionally, if our Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, our Compensation Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as our Compensation Committee deems appropriate and equitable.

Transferability of Awards. Except as otherwise provided by the Committee, no stock option, appreciation right, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award, or dividend equivalents paid with respect to awards made under the 2026 Plan will be transferable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2026 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and appreciation rights will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2026 Plan will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, appreciation rights, restricted stock, restricted stock units, performance shares, and performance units granted under the 2026 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2026 Plan; (3) the exercise price or base price provided in outstanding stock options and appreciation rights, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from: (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or (subject to the terms of the 2026 Plan) in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2026 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or appreciation right with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or appreciation right without any payment to the person holding such stock option or appreciation right. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available for issuance under the 2026 Plan and the share limits of the 2026 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or appreciation rights, respectively, or (2) cancel outstanding “underwater” stock options or appreciation rights in exchange for cash, Other Awards or stock options or appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or appreciation rights, as applicable, without stockholder approval. The 2026 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and appreciation rights and that it may not be amended without approval by our stockholders.

Clawback; Detrimental Activity and Recapture. Awards granted under the 2026 Plan will be subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including (without limitation) specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations (including those of the stock exchange on which the Common Stock is traded) (referred to as the “Compensation Recovery Policy”). Award Agreements will be interpreted consistently with or otherwise subject to the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under the 2026 Plan, each participant will fully cooperate with and assist the Company in connection with any participant obligation to the Company pursuant to the Compensation Recovery Policy. Participants agree that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy. Such cooperation and assistance shall include, but is not limited to, executing, completing, and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such participant of any such amounts, including from such participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

Otherwise, Award Agreements may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).

Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2026 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the U.S. or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2026 Plan (including sub-plans) (to be considered part of the 2026 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments, or restatements will include any provisions that are inconsistent with the terms of the 2026 Plan as then in effect unless the 2026 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding. To the extent the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2026 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax, or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the 2026 Plan to satisfy applicable withholding taxes or other amounts in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences and (2) such additional withholding amount is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options. Participants will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a participant under the 2026 Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes.

No Right to Continued Employment. The 2026 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2026 Plan. The 2026 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plan on or after the date on which our stockholders approve the 2026 Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following such date.

Amendment and Termination of the 2026 Plan. The Board generally may amend the 2026 Plan from time to time in whole or in part. However, if any amendment (1) would materially increase the benefits accruing to participants under the 2026 Plan, (2) would materially increase the number of shares of Common Stock which may be issued under the 2026 Plan, (3) would materially modify the requirements for participation in the 2026 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Capital Market, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2026 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2026 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2026 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or (subject to the terms of the 2026 Plan) in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2026 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the 2026 Plan at any time. Termination of the 2026 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2026 Plan on or after the 10th anniversary of the effective date of the 2026 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2026 Plan.

New Plan Benefits

In general, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan because the grant and actual settlement of awards under the 2026 Plan are subject to the discretion of the Company. The 2026 Plan does not mandate set benefits or amounts, and no awards have already been granted under the 2026 Plan that are contingent upon stockholder approval. However, we currently anticipate that, if the 2026 Plan is approved by the Company’s stockholders, certain director option awards will be granted under the 2026 Plan on the day of the Annual Meeting to the Company’s non-employee directors. The following table and accompanying narrative provides information about these anticipated grants, which are in general expected to be subject to vesting generally on the date of the following year’s annual meeting of stockholders.

FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan

Name and Position	Dollar Value ($)	Number of Options
Pete O’Heeron Chief Executive Officer	—	—
Jason D. Davis Chief Financial Officer	—	—
Hamid Khoja, Ph.D. Chief Scientific Officer	—	—
Ruben A. Garcia General Counsel	—	—
Executive Group (1)	—	—
Non-Executive Director Group (2)	168,300	110,000
Non-Executive Officer Employee Group (3)	—	—

(1) Consists of all current executive officers as a group.

(2) Consists of all current directors who are not employees of the Company. Dollar Value is calculated by multiplying teh number of options by the closing price of teh Common Stock on April 20, 2026.

(3) Consists of all employees, including all current officers who are not executive officers, as a group.

The dollar amount in the table above represents the value of the aggregate number of director options that are currently expected to be granted to the indicated group in the event that the 2026 Plan is approved by the Company’s stockholders. The number of shares of Common Stock subject to such awards generally will be determined at the time of such grants. At this time, it is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan other than as noted in the table above.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2026 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2026 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, or Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units, Dividend Equivalents and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units, dividend equivalents or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, and the vesting or earn-out of dividend equivalents, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options. In general:

•
No income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights. No income will be recognized by a participant in connection with the grant of an appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

Restricted Stock Units. No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of Common Stock available under the 2026 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2026 Plan by our stockholders.

Vote Required for Approval

Approval of the 2026 Plan requires the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will count as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

The Board Recommends

A Vote In Favor Of Proposal 4.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines as a framework for our company’s governance, which are posted on our website at https://ir.fibrobiologics.com under “Governance.”

Our Governance Structure and Philosophy

Our governance practices are designed to support our focus on developing and commercializing fibroblast-based therapies for patients suffering from chronic diseases with significant unmet medical needs, including wound healing, multiple sclerosis, degenerative disc disease, psoriasis and certain cancers, and potential human longevity applications including thymic involution reversal using a thymic organoid. We are a clinical-stage biotechnology company in an evolving industry that is developing our product candidates through internal research efforts. The Board believes our current governance structure enables the management team to focus on delivering long-term value to stockholders and protects minority investors from the interests of potentially short-sighted investors who may seek to act opportunistically and not in the best interests of our company or stockholders generally. Our governance structure includes several elements, including:

Staggered Board

The Board is divided into three classes, each of which consists of two directors, with members of each class holding office for staggered three-year terms. Consequently, only 1/3 of the Board, rather than the entire Board, is elected at each annual meeting. This structure provides stability and continuity, allowing directors to develop and share institutional knowledge and focus on the long term, and encourages stockholders to engage directly with the Board and management team regarding significant corporate transactions.

Supermajority Voting

The voting standard for most items is a majority of shares present and entitled to vote on the matter, but this standard increases to 66 2/3% in voting power of our stock entitled to vote on the matter in the case of amendments to certain provisions of our Amended and Restated Certificate of Incorporation and to remove directors for cause. This helps protect against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

Super Voting Rights

Each share of our Series C Preferred Stock is entitled to 13,000 votes. The shares of Series C Preferred Stock are subject to an irrevocable proxy issued by Mr. O’Heeron, in favor and for the benefit of, the Board, granting the Board the irrevocable proxy, for as long as the Series C Preferred Stock remain outstanding, to vote all of the shares of Series C Preferred Stock on all matters on which the Series C Preferred Stock are entitled to vote, in any manner that the Board may determine in its sole and absolute discretion; provided, however, that such irrevocable proxy does not, without the written consent of Pete O’Heeron, permit the Board to vote the Series C Preferred Stock with respect to any proposal to amend, delete or waive any rights of Mr. O’Heeron with respect to the Series C Preferred Stock as set forth in our Amended and Restated Certificate of Incorporation. In light of the superior voting rights associated with the Series C Preferred Stock, the irrevocable proxy is intended to ensure that such superior voting rights are utilized in our best interest and to avoid or mitigate conflicts that may arise in the future for Mr. O’Heeron as an individual stockholder employee.

The Board will exercise the irrevocable proxy to cast 1,625,000 votes FOR each of the director nominees and the proposals described in this proxy statement, which constitutes approximately 24% of the total votes eligible to be cast at the Annual Meeting. The existence of, and voting rights associated with, our Series C Preferred Stock, either alone or in conjunction with certain of the other provisions of our Amended and Restated Certificate of Incorporation, such as the requirement to have a staggered board, could also have the effect of delaying, deterring or preventing a change in our control or make the removal of our management more difficult. This structure provides stability and continuity and encourages stockholders to engage directly with the Board and management team regarding significant corporate transactions.

Stockholders Cannot Act By Written Consent

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws do not permit stockholders to act by written consent. This helps avoid unnecessary diversion of Board and management time from executing on our long-term strategy.

The Board recognizes that our operating environment is an evolving one and that governance practices should not be static. The Board annually evaluates our governance structure to confirm it remains in the best interests of our company and our stockholders.

Composition of the Board

Director Nomination Process

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity of background, age, skills, and such other factors as it deems appropriate given our needs and those of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee may, as it deems appropriate, use its network of contacts to compile a list of potential candidates, or engage a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating Committee, to date, has not adopted a formal policy with regard to the consideration of director candidates recommended by stockholders, and will consider director candidates recommended by stockholders on a case-by-case basis, as appropriate. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to our Secretary at the following address: 9350 Kirby Drive, Suite 300, Houston, Texas 77054, no earlier than 120 days prior and no later than 90 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the information set forth in our Second Amended and Restated Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Criteria for Board Membership

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

The Board and the Nominating Committee are committed to ensuring that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge and ability to effectively represent the interest of stockholders, drive stockholder value and reflect our corporate values of integrity, honesty and adherence to high ethical standards. The following charts illustrate certain attributes of our directors, including age, tenure, independence, and experience.

Independence of the Board

The Board has determined that all members of the Board, except for Mr. O’Heeron, are independent directors for purposes of the rules of Nasdaq and the SEC. In making this determination, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board deemed relevant.

The composition and functioning of the Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC.

Board Leadership Structure

The Board is currently chaired by our founder, CEO and Chairperson, Pete O’Heeron. We do not have a policy regarding whether the roles of the Chairperson of the Board and the CEO should be separate or combined, and the Board believes that we should maintain our flexibility to select the Chairperson and CEO and determine the appropriate leadership structure, from time to time, based on criteria that are in our best interests and the best interests of our stockholders, including in connection with its ordinary course succession planning in respect of the Chairperson and/or the CEO. We do not have a lead independent director. The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for us.

The independent directors can meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communications among the independent directors.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which operates pursuant to a charter adopted by the Board. The Board has established, and may in the future establish, other committees to assist the Board, including a pricing committee to assist with capital raising efforts. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Each committee’s charter is available on our website at https://ir.fibrobiologics.com under “Governance.” The following table provides membership and meeting information for 2025 for each of the committees of the Board:

Name	Audit	Compensation	Governance and Nominating Governance
Richard C. Cilento, Jr.	Chair	X
Stacy Coen	X	X	Chair
Robert Hoffman	-	-	-
Victoria Niklas, M.D.	X	-	X
Matthew Link	-	Chair	X
Meetings in 2025 (#)	6	4	2

Audit Committee

The members of our Audit Committee are Mr. Cilento, Ms. Coen, and Dr. Niklas. Mr. Cilento serves as chairperson of the committee. The Board has determined that each member of the Audit Committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has determined that each member of the Audit Committee meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. The Board has determined that Mr. Cilento is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	reviewing and discussing with management and our independent registered public accounting firm the adequacy of our internal control over financial reporting;

●	overseeing and reviewing our policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our annual report on Form 10-K;

●	overseeing our compliance with legal and regulatory requirements and the implementation and effectiveness of our corporate integrity and compliance programs;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving, or recommending to the Board for approval, all such transactions; and

●	reviewing earnings releases.

Compensation Committee

The members of our Compensation Committee are Mr. Link, Mr. Cilento, and Ms. Coen. Mr. Link serves as the chairperson of the committee. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, the Board has determined that each member of the Compensation Committee meets the heightened independence requirements for Compensation Committee purposes under SEC and Nasdaq rules. The Compensation Committee’s responsibilities include:

●	reviewing and approving our philosophy, policies, and plans with respect to the compensation of our CEO;

●

making recommendations to the Board with respect to the compensation of our CEO and making recommendations to the Board with respect to the compensation of our other executive officers or approving such compensation of our other executive officers;

●	reviewing and assessing the independence of compensation advisors, as applicable;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to the Board with respect to director compensation; and

●	preparing the Compensation Committee reports required by the SEC, including our “compensation discussion and analysis” disclosure, as applicable.

The Compensation Committee may, to the extent permitted by our equity compensation plans, delegate to one or more officers the authority to grant awards under our equity compensation plans to eligible individuals who are not (i) subject to the reporting requirements of Section 16 of the Exchange Act or (ii) non-management directors, in each case subject to any applicable laws, rules, or regulations.

Nominating Committee

The members of our Nominating Committee are Ms. Coen, Dr. Niklas, and Mr. Link. Ms. Coen serves as the chairperson of the committee. The Board has determined that each member of the Nominating Committee is “independent” as defined in Nasdaq rules. The Nominating Committee’s responsibilities include:

●	developing and recommending to the Board criteria for Board and committee membership;

●	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying and screening individuals qualified to become members of the Board;

●	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

●	developing and recommending to the Board a corporate governance framework and related governance documents; and

●	overseeing the evaluation of the Board and management.

Role of the Board in Risk Oversight

We believe that risk management is an important part of establishing and executing our business strategy. The Board, as a whole and at the committee level, focuses its oversight on the most significant risks we face and on processes to identify, prioritize, assess, manage, and mitigate those risks. The committees oversee specific risk within their purview, as follows:

●

the Audit Committee reviews and discusses with management and the Board the guidelines and policies that govern the processes by which we assess and manage our exposure to risk and our major financial and other risk exposures and the steps management has taken to monitor and control such exposures;

●

the Compensation Committee reviews and discusses with management the relationship between our compensation policies and practices and our risk management, including the extent to which those policies and practices create risks for us, and reviews management’s conclusion regarding whether any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us; and

●	the Nominating Committee reviews and discusses with management risk management strategies, programs, and initiatives, and oversees management of risks related to corporate governance practices.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

The Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financing, legal and regulatory risks. While the Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on us.

Meetings of the Board

The Board met six times in 2025. Except for Dr. Niklas, each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during 2025, in each case held during the period for which each respective director was serving as a director and/or committee member.

Annual Meeting Attendance

Directors are encouraged to attend the annual meeting of stockholders. All directors attended the 2025 annual meeting of stockholders.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board or a particular director by sending a letter addressed to the Board or a particular director to our Secretary at the address set forth on the first page of this proxy statement. These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications. Our directors have requested that certain items that are unrelated to the Board’s duties, such as advertisements, spam, junk mail, mass mailings, solicitations, resumes, job inquiries, and hostile communications pertaining to matters outside the scope of a person’s duties to the company not be provided to directors and be discarded, as appropriate.

To enable us to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for our company and is responsible for communicating with various constituencies, including stockholders, on behalf of our company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate.

Code of Ethics and Business Conduct

We have adopted a written Code of Ethics and Business Conduct, or the Code, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code is posted on our website at https://ir.fibrobiologics.com under “Governance.” Stockholders may request a free copy of the Code by submitting a written request to: FibroBiologics, Inc., Attention: Investor Relations, 9350 Kirby Drive, Suite 300, Houston, Texas 77054. If we make any substantive amendments to, or grant any waivers from, the Code for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Clawback Policy

We have adopted a Clawback Policy that is designed to comply with Section 10D of the Exchange Act and the requirements of Nasdaq. This policy applies to our current and former executive officers. In the event we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws, the Board will require us to seek reimbursement or forfeiture reasonably promptly of any erroneously awarded incentive compensation received by any covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement and during an applicable transition period.

Insider Trading Policy

The Company has adopted an insider trading policy that governs the purchase, sale, and/or other transactions of the Company’s securities by its directors, officers and employees, and has implemented processes for the Company, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Anti-Hedging Policy

Our insider trading policy prohibits the trading of derivatives or pledges or hedging of our equity securities by members of the Board, executive officers, and employees.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of FibroBiologics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of FibroBiologics. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to SEC regulations and Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in FibroBiologics’ Annual Report on Form 10-K for the year ended December 31, 2025.

Members of the Audit Committee

Richard Cilento, Jr., Chair

Stacy Coen

Victoria Niklas, M.D.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning our executive officers as of April 21, 2026:

Name	Age	Position
Pete O’Heeron, MSHA	62	Founder, CEO and Chairperson
Jason D. Davis	53	Chief Financial Officer
Hamid Khoja, Ph.D.	57	Chief Scientific Officer
Ruben A. Garcia	49	General Counsel

The following is a biographical summary of the experience of our executive officers, other than Mr. O’Heeron, whose information is set forth under “Proposal 1 Election of Directors—Information Regarding Director Nominees and Continuing Directors.”

Jason D. Davis. Jason Davis has served as our Chief Financial Officer since June 2025. Prior to FibroBiologics, Mr. Davis served as Chief Financial Officer at Virax Biolabs, a biotechnology company, between March 2022 and June 2025. From December 2019 to December 2021, Mr. Davis served as a vice president of finance of Durango Midstream LLC, a natural gas gathering, processing and marketing company. From February 2017 to November 2019, Mr. Davis served in various consulting roles including interim chief financial officer of Yuma Energy, Inc., a company which explores for and produces crude oil and natural gas, and a vice president of finance and treasurer of Hyperdynamics Corporation, an independent oil and gas exploration company. From June 2015 to January 2017, Mr. Davis served as the chief financial officer of Casa Exploration, LLC, an exploration & production company. Mr. Davis received a Bachelor of Business Administration degree in accounting from the University of Houston in 1997. Mr. Davis is a certified public accountant in Texas since 2004.

Hamid Khoja, Ph.D. Hamid Khoja has served as our Chief Scientific Officer since August 2021. Dr. Khoja has more than 25 years of experience leading scientific teams, developing cell-based genomic, proteomic, and epigenetics assays, and tools, protocols, and technologies for use in drug discovery, and in development and clinical diagnostics. From March 2009 to August 2021, he served as the Principal Scientist at Covaris, LLC, or Corvaris, a privately-held scientific tools company with emphasis in genomics, epigenetics, and proteomics. Prior to Covaris, from March 2002 to March 2009, Dr. Khoja was a Senior Applications Scientist at Genomic Solutions, a startup scientific tools company. Dr. Khoja also previously worked at Eli Lilly and Company from November 1998 to September 1999 and Chiron Corporation from October 1995 to October 1998. Dr. Khoja received his Bachelor of Science in Molecular Biology from the University of Southern California and his Ph.D. in Molecular Biology from Boston University.

Ruben A. Garcia. Ruben Garcia has served as our General Counsel since March 1, 2024. Prior to FibroBiologics, Mr. Garcia most recently served as Senior Vice President, General Counsel and Corporate Secretary at AcelRx Pharmaceuticals, Inc. (n/k/a Talphera, Inc.), a pharmaceutical company, from April 2019 to February 2022. Prior to AcelRx, Mr. Garcia was Senior Corporate Counsel and Assistant Secretary at Ultragenyx Pharmaceutical Inc., a biopharmaceutical company, from November 2016 to April 2019. Prior to Ultragenyx, Mr. Garcia was an attorney at Vinson & Elkins LLP and Jones Day, where he practiced in the areas of capital markets, securities offerings, corporate governance and mergers and acquisitions. Mr. Garcia holds a B.A. in Government and Economics from Georgetown University and a J.D. from Stanford Law School.

EXECUTIVE AND DIRECTOR COMPENSATION

This Executive and Director Compensation section reflects initial adjustments to equity awards in connection with the Company’s reverse stock split of the Common Stock that was effective March 30, 2026. These adjustments are preliminary and subject to change as they are finalized. The discussion below may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” and a “smaller reporting company,” each as defined under SEC rules, we are not required to include a compensation discussion and analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and/or smaller reporting companies.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the section below titled “—2025 Summary Compensation Table.” For the fiscal year ended December 31, 2025, our “named executive officers” and their positions were as follows:

●	Pete O’Heeron, CEO and Chairperson;

●	Hamid Khoja, Ph.D., Chief Scientific Officer; and

●	Ruben A. Garcia, General Counsel.

2025 Summary Compensation Table

The following table represents information regarding the total compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Pete O’Heeron	2025	617,500	—	408,845	—	39,864	1,066,209
Chairperson and CEO	2024	600,000	—	788,452	390,000	26,747	1,805,199

Hamid Khoja, Ph.D.	2025	425,000	—	170,578	—	58,510	654,088
Chief Scientific Officer	2024	325,000	—	341,895	150,000	36,751	853,646

Ruben A. Garcia	2025	425,000	—	170,578	—	31,240	626,818
General Counsel	2024	270,833	15,000	2,283,274	142,188	41,548	2,752,843

(1)

Amounts in this column reflect the aggregate grant date fair value of stock options granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, rather than the amounts paid to or realized by the named executive officer. For a discussion of valuation assumptions, see Note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026.

(2)	The dollar amounts reflect the incentive bonuses earned by the named executive officers for performance in that fiscal year, which were paid in the subsequent fiscal year.
(3)	Amounts in the “All Other Compensation” column for 2025 consist of the amounts set forth in the table below. Healthcare benefits include medical, dental and vision.

Named Executive Officer (2025)	401(k) Plan Matching	Healthcare Benefits ($)

	Contributions ($)
Pete O’Heeron	—	39,864
Hamid Khoja, Ph.D.	—	58,510
Ruben A. Garcia	15,719	15,521

2025 Salaries

In 2025, our named executive officers received an annual base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities.

For fiscal year 2025, Mr. O’Heeron’s annual base salary rate was $617,500, Dr. Khoja’s annual base salary rate was $425,000, and Mr. Garcia’s annual base salary rate was $425,000.

2025 Bonuses

For fiscal year 2025, each named executive officer was eligible to earn his bonus based on the attainment of pre-established annual company performance objectives, as determined by the Board in its discretion. Performance objectives for the company focused preparing for and conducting a clinical trial, advancing regulatory pathways and filings, capital raising efforts and managing spend. Mr. O’Heeron was eligible to earn an annual cash bonus targeted at 55% of his base salary, or $339,625, Dr. Khoja was eligible to earn an annual cash bonus targeted at 40% of base salary, or $170,000, and Mr. Garcia was eligible to earn an annual cash bonus targeted at 40% of base salary, or $170,000. All of the named executive officers were eligible for an additional 50% of the bonus target if certain stretch goals relating to research and development activities and business development were achieved.

Annual bonuses are determined based upon the company performance for the fiscal year and are generally determined and paid out in the first quarter of the subsequent year. In January and February 2026, the Compensation Committee reviewed the named executive officers’ performance against the 2025 goals, the company’s financial position, available cash, and upcoming liquidity needs. Based on this review and in an effort to manage the company’s liquidity needs, the Compensation Committee determined the named executive officers would not receive a bonus payment for 2025 performance. The Compensation Committee recognized the named executive officers’ 2025 achievements in the face of limited resources, both human capital and financial.

Role of Compensation Consultant

For 2025, the Compensation Committee engaged a compensation consultant, Anderson Pay Advisors LLC, to provide the Compensation Committee with a competitive compensation assessment (cash and equity) for our non-employee directors, executives and broad-based employees and develop a compensation matrix covering base salary ranges, target bonus levels, and equity grant guidelines.

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, legal counsel or other advisers, and it has direct responsibility for the appointment, compensation and oversight of the work of any such adviser. The Compensation Committee also has the right to receive from the Company appropriate funding for the payment of reasonable compensation to the adviser it retains.

Role of our Management

In general, our Chief Executive Officer and Chief Financial Officer work together to prepare materials requested by the Compensation Committee. Our Chief Executive Officer typically presents these materials, along with any background information, to the Compensation Committee for review and consideration. The Compensation Committee may approve, modify, or reject the proposals, or may request additional information from management or outside advisors or consultants on those matters.

For setting compensation levels for executives other than our Chief Executive Officer, the Compensation Committee will solicit and consider the recommendations of the Chief Executive Officer, including his review of the officer’s performance and contributions in the prior year, and his recommendations for the potential compensation levels that should be set for each executive officer for the coming year.

No executive officer participates directly in approving the amount of any component of his or her own compensation package nor is present during those deliberations.

Equity Compensation

Dr. Khoja received a commitment in his employment agreement for the equivalent of 375 stock options. These options were granted in 2022 after our 2022 Stock Plan was approved and authorized. Dr. Khoja was also awarded 63 shares of fully-vested non-voting common stock in 2022 for services performed prior to establishment of the 2022 Stock Plan. The stock options granted to Dr. Khoja in 2022 vest 1/3 on the first anniversary of the date of hire and 1/36th each month thereafter until fully vested, subject to continued service, and will accelerate in full upon the occurrence of a “change in control” of our company (as defined in the 2022 Stock Plan).

In 2023, Mr. O’Heeron and Dr. Khoja each received a grant of stock options under the 2022 Stock Plan. Mr. O’Heeron was awarded 92,650 stock options and Dr. Khoja was awarded 22,725 stock options. The stock options granted in 2023 vest 1/4th on the first anniversary of the vesting start date, which was January 1, 2023, with the remainder vesting monthly over 36 months.

In 2024, Mr. O’Heeron, Dr. Khoja, and Mr. Garcia each received a grant of stock options under the 2022 Stock Plan. Mr. O’Heeron was awarded 20,316 stock options, Dr. Khoja was awarded 8,810 stock options, and Mr. Garcia was awarded 8,810 stock options. The stock options granted in 2024 vest 1/4th on the first anniversary of the grant date, which was December 27, 2024, with the remainder vesting monthly over 36 months.

In connection with Mr. Garcia’s commencement of service as General Counsel, Mr. Garcia also received a grant of 9,000 stock options under the 2022 Stock Plan, which grant vests as to 1/4 of the shares underlying the stock option on the first anniversary of Mr. Garcia’s date of hire and 1/48th per month thereafter, generally subject to Mr. Garcia’s continued employment through the applicable vesting date.

In 2025, Mr. O’Heeron, Dr. Khoja, and Mr. Garcia each received a grant of stock options under the 2022 Stock Plan. Mr. O’Heeron was awarded 22,650 stock options, Dr. Khoja was awarded 9,450 stock options, and Mr. Garcia was awarded 9,450 stock options. The stock options granted in 2025 vest 1/4th on the first anniversary of the grant date, which was March 26, 2025, with the remainder vesting monthly over 36 months.

For additional information about the 2022 Stock Plan, please see the section titled “—Equity Compensation Plans” below.

Other Elements of Compensation

Retirement Plans

We participate in the Insperity 401(k) retirement savings plan, sponsored by Insperity Holdings, Inc., or the Insperity 401(k) plan, for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the Insperity 401(k) plan on the same terms as other full-time employees. In 2024 and 2025, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are fully vested as of the date on which the contribution is made. Our named executive officers continue to participate in this Insperity 401(k) plan on the same terms as other full-time employees.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in Insperity’s health and welfare plans, including:

●	medical, dental and vision benefits;
●	medical and dependent care flexible spending accounts;
●	short-term and long-term disability insurance; and
●	life insurance.

We subsidize the costs of medical, dental and vision benefits for our executive officers. We believe that the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Employment Agreements with our Named Executive Officers

Pete O’Heeron Employment Agreement

On December 1, 2023, we entered into an employment agreement with Mr. Pete O’Heeron, pursuant to which Mr. O’Heeron agreed to serve as our President and CEO. Mr. O’Heeron’s employment pursuant to the agreement is “at-will” and is terminable by either party for any reason and with or without notice.

Pursuant to the employment agreement, Mr. O’Heeron is entitled to receive an initial base salary of $600,000, which is to be reviewed annually by the Board or Compensation Committee, but may not be reduced without Mr. O’Heeron’s consent. In addition, the agreement provides that Mr. O’Heeron is eligible to receive an annual performance bonus, as reasonably determined by the Board or, to the extent delegated by the Board, the Compensation Committee, based on one or more performance targets annually determined by the Board or the Compensation Committee, provided that to the extent all performance targets are met, the bonus is required to equal not less than 50% of his base salary. The percentage bonus target is to be reviewed periodically by the Board or the Compensation Committee.

The agreement also provides that Mr. O’Heeron is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.

Pursuant to the agreement, if Mr. O’Heeron’s employment is terminated by our company without cause (as defined in the agreement) or by Mr. O’Heeron for good reason (as defined in the agreement), then he will be eligible to receive severance in an amount equal to twelve months’ base salary, paid as if he was still employed during such 12 month period, and the amount of the target bonus that would have been due during such 12 month period (payable 60 days after notice of termination). Additionally, Mr. O’Heeron shall continue to vest options during such 12 month period. If the agreement is terminated for any reason, Mr. O’Heeron is due all compensation earned through the date of termination, including unused and accrued vacation, any unpaid bonus which he is due, and a prorated portion of the bonus which would have accrued for the year of termination (with such bonus amounts being paid at the same time as bonuses are paid to other executives of our company).

In the event an involuntary termination of Mr. O’Heeron’s employment occurs during the 12 months following a change in control (as defined in the agreement), or within two months prior to a change in control, or in the event Mr. O’Heeron terminates his employment for any reason not sooner than six months after the occurrence of a change in control, and subject to Mr. O’Heeron entering into a release with us, all stock options and stock-based awards held by Mr. O’Heeron, as of the date of notice of such termination, are to vest and become exercisable or nonforfeitable.

The agreement contains customary assignment of inventions and confidentiality obligations of Mr. O’Heeron, and a 12-month non-compete/non-solicitation prohibition, following the termination of his employment.

Hamid Khoja, Ph.D. Employment Agreement

We have entered into an employment agreement with Dr. Khoja, dated July 20, 2021, pursuant to which Dr. Khoja serves as our Chief Scientific Officer. Dr. Khoja’s employment pursuant to the agreement is “at-will” and is terminable by either party for any reason and with or without notice.

Pursuant to his agreement, Dr. Khoja is entitled to receive an initial base salary of $290,000, which was increased to $325,000 in 2022. In addition, the agreement provides that Dr. Khoja is eligible to receive an annual performance bonus of up to 35% of his base salary, to be paid based on the achievement of company and/or individual performance goals. In connection with his entry into the agreement, Dr. Khoja was granted a stock option award for 375 stock options, which vests as to 1/3 of the shares underlying the stock option on the first anniversary of Dr. Khoja’s date of hire and 1/36th per month thereafter until fully vested, subject to continued employment through the applicable vesting date. Pursuant to the agreement, Dr. Khoja was also paid a one-time cash bonus equal to $15,000 in connection with his commencement of employment and was entitled to payment of up to $45,000 of relocation expenses. The agreement also provides that Dr. Khoja is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.

Pursuant to the agreement, if Dr. Khoja’s employment is terminated by us without cause, he will be eligible to receive severance in an amount equal to nine months’ base salary.

Ruben Garcia Employment Agreement

We have entered into an employment agreement with Mr. Garcia, dated February 29, 2024, pursuant to which Mr. Garcia serves as our General Counsel. Mr. Garcia’s employment pursuant to the agreement is “at-will” and is terminable by either party for any reason with or without notice.

Pursuant to his agreement, Mr. Garcia is entitled to receive an initial base salary of $325,000. In addition, the agreement provides that Mr. Garcia is eligible to receive an annual performance bonus of up to 35% of his base salary, to be paid based on the achievement of company and/or individual performance goals. In connection with his entry into the agreement, Mr. Garcia was granted a stock option award for 9,000 stock options, which vests as to 1/4 of the shares underlying the stock option on the first anniversary of Mr. Garcia’s date of hire and 1/48th per month thereafter, subject to continued employment through the applicable vesting date. Pursuant to the agreement, Mr. Garcia was also paid a one-time cash bonus equal to $15,000 in connection with his commencement of employment and was entitled to payment of up to $30,000 of relocation expenses. The agreement also provides that Mr. Garcia is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees.

Pursuant to the agreement, if Mr. Garcia’s employment is terminated by us without cause, he will be eligible to receive severance in an amount equal to nine months’ base salary.

The compensation under the employment agreements (including bonus target) have been, and may be, increased from time to time by the Compensation Committee, or the Board (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement.

The Compensation Committee, or the Board, with the recommendation of the Compensation Committee, may also pay or grant discretionary cash bonuses or equity bonuses from time to time. The equity bonus may be in the form of common stock, stock options or other equity consideration, in such amounts and with such terms as may be determined by the Compensation Committee or the Board, with the recommendation of the Compensation Committee, from time to time.

Equity Compensation Plans

The following summarizes the material terms of the FibroBiologics, Inc. 2022 Stock Plan, or the 2022 Stock Plan.

2022 Stock Plan

Our Board adopted on August 10, 2022, and our stockholders approved on August 18, 2022, our 2022 Stock Plan. The 2022 Stock Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards. The 2022 Stock Plan, through the grant of stock and option awards, is intended to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and provide a means by which the eligible recipients may benefit from increases in value of our common stock.

As of December 31, 2025, there were 339,188 shares available for future issuance under the 2022 Stock Plan.

Outstanding Equity Awards at December 31, 2025

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2025. All awards were granted under our 2022 Stock Plan.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Pete O’Heeron	67,557	25,092	(1)	45.60	February 16, 2033
	5,019	15,237	(2)	47.20	December 26, 2034
	—	22,650	(3)	20.80	March 25, 2035

Hamid Khoja, Ph.D.	375	—		65.60	September 25, 2032
	16,570	6,154	(1)	45.60	February 16, 2033
	2,202	6,607	(2)	47.20	December 26, 2034
	—	9,450	(3)	20.80	March 25, 2035

Ruben A. Garcia	3,937	5,062	(4)	260.00	February 28, 2034
	2,202	6,607	(2)	47.20	December 26, 2034
	—	9,450	(3)	20.80	March 25, 2035

(1)	Options vest ¼ on January 1, 2024, with the remainder to vest monthly over 36 months.
(2)	Options vest ¼ on December 27, 2025, with the remainder to vest monthly over 36 months.
(3)	Options vest ¼ on March 26, 2026, with the remainder to vest monthly over 36 months.
(4)	Options vest ¼ on March 1, 2025, with the remainder to vest monthly over 36 months.

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee approves equity awards granted to our named executive officers on or before the grant date. We do not have a formal policy or practice for the timing of equity award grants; rather, such grants are made when determined appropriate by the Compensation Committee. The Compensation Committee does not take material non-public information into account when determining the timing and terms of such awards. The Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)	Percentage Change in the Closing Market Price of the Securities

Underlying the Award Between the Trading Day Ending Immediately prior to the Disclosure of Material Non-Public

Information and the Trading Day Beginning Immediately Following the Disclosure of Material Non-Public

Information

Pete O’Heeron	March 26, 2025	22,650	20.80	18.05	(4.44)%

Hamid Khoja, Ph.D.	March 26, 2025	9.450	20.80	18.05	(4.44)%

Ruben A. Garcia	March 26, 2025	9,450	20.80	18.05	(4.44)%

2025 Director Compensation

2025 Non-employee Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee member of the Board during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of the Board in 2025 for their services as members of the Board. Mr. O’Heeron, our CEO and Chairperson, received no additional compensation for his service as a director. Mr. Hoffman did not receive compensation for his service as a director during his tenure as our Interim Chief Financial Officer. See the section above titled “—Executive Compensation” for more information on the compensation paid to or earned by Mr. O’Heeron as an employee for the year ended December 31, 2025. See the table below for more information on the compensation paid to or earned by Mr. Hoffman as an employee and consultant for the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Robert E. Hoffman	25,165	16,816	441,676	483,657
Victoria Niklas, M.D.	55,000	16,816	—	71,816
Richard Cilento, Jr.	67,500	16,816	—	84,316
Stacy Coen	67,500	16,816	—	84,316
Matthew Link	60,000	16,816	—	76,816

(1)	In June 2025, each of our non-employee directors at the time was granted 1,100 stock options with an exercise price of $17.45 per share.

(2)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the non-employee directors during fiscal year 2025, calculated in accordance with ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. For a discussion of valuation assumptions, see Note 12 to our financial statements included in our Annual Report on Form 10-K filed with the SEC on February 24, 2026. The amounts reported in this column reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(3)

Amounts in the “All Other Compensation” column consist of the compensation paid to Mr. Hoffman between January 1, 2025 and May 14, 2025 for serving as our Interim Chief Financial Officer. These amounts include: (i) $331,767 in salary, (ii) $19,906 in 401(k) Plan matching contributions, and (iii) $23,053 in medical, dental and vision benefits. “All Other Compensation” also includes $66,950 we paid to Mr. Hoffman after May 14, 2025 for consulting services.

As of December 31, 2025, the non-employee members of the Board held the following aggregate number of unexercised options:

Name	Number of Securities Underlying Unexercised Options
Richard C. Cilento, Jr.	10,865
Stacy Coen	10,865
Robert E. Hoffman	10,865
Matthew Link	10,865
Victoria Niklas, M.D.	10,865

Except as set forth above, no non-employee member of the Board held unexercised options or unvested shares of our common stock as of December 31, 2025.

Non-Employee Director Compensation Policy - 2025

The Board has adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee is paid cash compensation as set forth below:

Position	Annual Retainer
Board:
Members (other than chair)	$40,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

In addition, the non-employee director compensation policy provides that, upon initial election to the Board, each non-employee director will be granted an equity award the equivalent of 2,200 shares of common stock, or the Initial Grant. Furthermore, on the date of each of our annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an annual equity award of stock options, to purchase 1,100 shares, or the Annual Grant. The Annual Grant will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next annual meeting; provided, however, that all vesting shall cease if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. In addition, all vested options remain exercisable for 12 months if the director resigns from the Board or otherwise ceases to serve as a director. Notwithstanding the foregoing, if an outside director was initially elected to the Board within 12 months preceding the annual meeting, then such outside director shall receive an Annual Grant that is pro-rated on a monthly basis for time served as an outside director.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of any class of our equity securities to file reports of ownership and changes in ownership with the SEC. Specific due dates for these reports are prescribed by SEC rules and we are required to report in this proxy statement any failure by directors, officers, or 10% holders to file such reports on a timely basis. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were timely met during 2025.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 21, 2026, certain information regarding the beneficial ownership of our voting securities (being our voting common stock and our Series C Preferred Stock) by (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each of our named executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock and Series C Preferred Stock, as applicable, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock and Series C Preferred Stock, as applicable.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of April 21, 2026. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person.

In the table below, the percentage of beneficial ownership is based on, as applicable: (i) 5,208,915 shares of our Common Stock outstanding; and (ii) 125 shares of our Series C Preferred Stock outstanding, each as of April 21, 2026.

Each share of our Series C Preferred Stock is entitled to 13,000 votes per share and each share of our Common Stock is entitled to one vote per share. The percentage of total voting power in the table below is based on the sum of (i) 5,208,915 votes, being the total number of votes associated with 5,208,915 shares of our Common Stock (with each share of Common Stock having one vote) and (ii) 1,625,000 votes, being the total number of votes associated with 125 shares of Series C Preferred Stock (with each share of Series C Preferred Stock having 13,000 votes).

Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o FibroBiologics, Inc., 9350 Kirby Drive, Suite 300, Houston, Texas 77054.

	Common Stock		Series C Preferred Stock		Percentage of Total Voting
Name and address of Beneficial Owner	Shares	%	Shares	%	Power(1)
5% Stockholders:
Pete O’Heeron, MSHA(2)	390,848	7.4%	125	100%	29.1%
Golden Knight Incorporated, L.P. (3)	540,493	9.99%			7.7%
Named Executive Officers and Directors
Pete O’Heeron, MSHA(2)	390,848	7.4%	125	100%	29.1%
Hamid Khoja, Ph.D. (4)	28,725	*	—	—	*
Jason D. Davis (5)	9,125	*	—	—	*
Ruben A. Garcia (6)	19,938	*	—	—	*
Robert E. Hoffman (7)	9,888	*	—	—	*
Victoria Niklas, M.D.(7)	9,888	*	—	—	*
Richard Cilento, Jr., MBA(8)	14,175	*	—	—	*
Stacy Coen, MBA(7)	9,888	*	—	—	*
Matthew Link(7)	9,888	*	—	—	*
Directors and Executive Officers as a Group (9 persons)(9)	502,363	9.3%	125	100%	30.3%

* Less than 1%.

(1)	After giving effect to the rights of the Series C Preferred Stock to 13,000 votes per share.
(2)

Shares of Common Stock include 297,908 shares of Common Stock and 92,940 vested stock options to purchase Common Stock. The 125 shares of Series C Preferred Stock held constitute the maximum number of Series C Preferred Stock we are authorized to issue. Each share of Series C Preferred Stock is entitled to 13,000 votes. For as long as they remain outstanding, the shares of Series C Preferred Stock are subject to an irrevocable proxy issued by Pete O’Heeron in favor and for the benefit of the Board, as more particularly described in this proxy statement.
(3)

Shares of Common Stock include 337,493 shares of Common Stock and 147,250 exercisable warrants to purchase Common Stock. Michael F. Newlin and Cindy L. Newlin, as General Partners of Golden Knight Incorporated, L.P., share discretionary authority to vote and dispose of the shares directly held by Golden Knight Incorporated, L.P. and may be deemed to be the beneficial owners of such shares. The address for Golden Knight Incorporated, L.P. is 907 West Russell Road, Suite 100, Las Vegas, NV 89148.

(4)	Shares of Common Stock include 3,063 shares of Common Stock and 25,662 vested stock options to purchase Common Stock.
(5)	Shares of Common Stock include 3,500 shares of Common Stock and 5,625 vested stock options to purchase Common Stock.
(6)	Shares of Common Stock include 9,000 shares of Common Stock and 10,938 vested stock options to purchase Common Stock.
(7)	Shares of Common Stock include 375 shares of Common Stock and 9,513 vested stock options to purchase Common Stock.
(8)	Shares of Common Stock include 4,662 shares of Common Stock and 9,513 vested stock options to purchase Common Stock.
(9)

Shares of Common Stock include 319,633 shares of Common Stock and 182,730 vested stock options to purchase Common Stock. The 125 shares of Series C Preferred Stock held constitute the maximum number of Series C Preferred Stock we are authorized to issue. Each share of Series C Preferred Stock is entitled to 13,000 votes. For as long as they remain outstanding, the shares of Series C Preferred Stock are subject to an irrevocable proxy issued by Pete O’Heeron in favor and for the benefit of the Board, as more particularly described in this proxy statement.

Change in Control

Series C Preferred Stock

There is currently one series of designated preferred stock, being the Series C Preferred Stock, 125 total shares of which are authorized and all of which are issued, outstanding and held by Pete O’Heeron, our founder, CEO and Chairperson. In January 2024, in conjunction with our Direct Listing, we issued the 2,500 shares of Series C Preferred Stock with super voting rights to Mr. O’Heeron for no consideration. The outstanding shares of Series C Preferred Stock are fully paid and nonassessable.

The Series C Preferred Stock ranks senior to our common stock upon our liquidation, dissolution, winding up or otherwise.

The Series C Preferred Stock is entitled to vote on any matter to be voted on by our stockholders, in each case voting together with the holders of our common stock as a single class, and each share of Series C Preferred Stock is entitled to 13,000 votes. The Series C Preferred Stock is entitled to receive the same prior notice of any meeting of stockholders as provided to our common stockholders.

The Series C Preferred Stock is not entitled to any dividend, whether payable in cash, stock, or property.

Subject to the superior rights of other, then outstanding, classes or series of preferred stock, in the event of any liquidation, dissolution or winding up of our company, the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution in such liquidation, dissolution or winding up of any of our assets to the holders of our common stock, a liquidation preference of $360.00 per share (subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization).

The Series C Preferred Stock may be converted at any time as follows:

●	At the option of the holder, a share of Series C Preferred Stock may be converted into one share of our common stock; and

●

Upon the election of the holders of a majority of the then outstanding shares of Series C Preferred Stock, all outstanding shares of Series C Preferred Stock may be converted into an equal number of shares of our common stock, on a one-for-one basis.

In addition, the Series C Preferred Stock is subject to a mandatory conversion upon any transfer of the Series C Preferred Stock. Each share of Series C Preferred Stock shall automatically convert, without the payment of additional consideration by or to the holder thereof, into one fully paid and non-assessable share of our common stock, upon any transfer of any share of Series C Preferred Stock, whether or not for value. Any shares of Series C Preferred Stock converted as described above must be retired and cancelled and may not be reissued as shares of such series.

For as long as the Series C Preferred Stock remains outstanding, the aggregate number of shares of Series C Preferred Stock then outstanding, shall be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or combination of our common stock or other similar recapitalization, in each case effected without our receipt of consideration.

The Series C Preferred Stock is subject to an irrevocable proxy issued by Pete O’Heeron, the holder of all of the Series C Preferred Stock, in favor and for the benefit of, the Board, granting the Board the irrevocable proxy, for as long as the Series C Preferred Stock remains outstanding, to vote all of the shares of Series C Preferred Stock on all matters on which the shares of Series C Preferred Stock are entitled to vote, in any manner that the Board may determine in its sole and absolute discretion; provided, however, that such irrevocable proxy shall not, without the written consent of Pete O’Heeron, permit the Board to vote the shares of Series C Preferred Stock with respect to any proposal to amend, delete or waive any rights of Pete O’Heeron with respect to the Series C Preferred Stock as set forth in our Amended and Restated Certificate of Incorporation. In light of the superior voting rights associated with the Series C Preferred Stock, the irrevocable proxy is intended to ensure that such superior voting rights are utilized in our best interest and to avoid or mitigate conflicts that may arise in the future for Pete O’Heeron as an individual stockholder employee.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2025. This section reflects initial adjustments to equity awards in connection with the Company’s reverse stock split of the Common Stock that was effective March 30, 2026. These adjustments are preliminary and subject to change as they are finalized.

Plan Category	Number of securities to be issued upon exercise of outstanding options (A)	Weighted-average exercise price of outstanding options (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (C)
Equity compensation plans approved by security holders (1)	285,811	$47.80	339,188
Equity compensation plans not approved by security holders	—	—	—
Total	285,811	$47.80	339,188

(1)	Consists of the 2022 Stock Plan.

RELATED PERSON TRANSACTIONS

Certain Relationships and Related Transactions

The following is a summary of transactions or series of transactions since January 1, 2025, or currently proposed transactions or series of transactions, to which we were, or will be, a party, in which the amount involved exceeded, or will exceed, $120,000 (which is less than one percent of our average total assets for the last two completed fiscal years), and in which any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest, other than compensation arrangements, described under the section titled “Executive and Director Compensation” and indemnification agreements described below. This section reflects adjustments to shares of Common Stock and warrants in connection with the Company’s reverse stock split of the Common Stock that was effective March 30, 2026. These adjustments for the warrants are preliminary and subject to change as they are finalized.

Financing and Note Receivable

On November 18, 2025, we entered into a securities purchase agreement, or the Purchase Agreement, with Golden Knight Incorporated, LP, or GK, pursuant to which (i) we issued and sold 177,000 shares of our common stock, $0.00001 par value per share, or the Common Stock, and pre-funded warrants to purchase up to an aggregate of 428,510 shares of Common Stock. The price of each share of Common Stock was $6.606 per share and the price of each pre-funded warrant was $6.6058 (equal to the price per share of Common Stock, minus $0.00001, the exercise price of each pre-funded warrant). As a result of this transaction, GK became the beneficial owner of more than 5% of our Common Stock. Additionally, pursuant to the Purchase Agreement, we issued and sold to GK warrants to purchase one share of Common Stock for each share of Common Stock or pre-funded warrant purchased, for an aggregate of 605,510 shares of Common Stock, or the Warrants. The exercise price of the Warrants is $6.066 per share.

On January 14, 2026, GK exercised 53,750 pre-funded warrants for $350.00, and we issued 53,750 shares of Common Stock. On January 14, 2026, we issued a $400,000 note receivable to GK, which is due on January 14, 2027 and has an interest rate of 3.63%.

Equity and Compensation Arrangements

Our Board adopted on August 10, 2022, and our stockholders approved on August 18, 2022, our 2022 Stock Plan. The 2022 Stock Plan permits the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards. The 2022 Stock Plan, through the grant of stock and option awards, is intended to help us secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for our success and provide a means by which the eligible recipients may benefit from increases in value of our common stock. As of December 31, 2025, there were 339,188 shares available for future issuance under the 2022 Stock Plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

OTHER MATTERS

Stockholder Proposals for 2026 Annual Meeting

To be included in our proxy statement for the 2027 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than January 4, 2027.

In addition to satisfying the requirements under our Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 23, 2027. However, if the date of the 2027 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2026 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made by us.

To be raised at the 2027 annual meeting of stockholders, stockholder proposals must comply with our Amended and Restated Bylaws. Under our Amended and Restated Bylaws, a stockholder must give advance written notice to our Secretary of any business, including nominations of directors for the Board, which the stockholder wishes to raise at the 2027 annual meeting of stockholders. Except as provided below, a stockholder’s notice must be delivered to our Secretary at our principal executive offices no earlier than February 22, 2027 and no later than March 24, 2027, in order to be raised at our 2027 annual meeting of stockholders.

Under Rule 14a-8 of the Exchange Act, if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s annual meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Amended and Restated Bylaws, if the date of the 2027 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary of the annual meeting, for stockholder proposals that will not be included in our proxy statement for such meeting, notice of such proposal must be delivered no earlier than the close of business on the one hundred twentieth (120) day prior to the 2027 annual meeting, nor later than the close of business on the later of (A) the ninetieth (90) day prior to the 2027 annual meeting or (B) the tenth (10) day following the day on which public announcement of the date of the 2027 annual meeting is first made by us.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are FibroBiologics stockholders will be “householding” our proxy materials. A single set of Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Notice of Internet Availability of Proxy Materials, please notify your broker or FibroBiologics. Direct your written request to Secretary, FibroBiologics, Inc., 9350 Kirby Drive, Suite 300, Houston, Texas 77054, or call our principal office at (281) 671-5150. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, including exhibits, upon the written or oral request of any stockholder of our company. Please send a written request to our Secretary at the address set forth on the first page of this proxy statement or call the number above.

ANNEX A

FIBROBIOLOGICS, INC.

2026 EQUITY AND INCENTIVE COMPENSATION PLAN

1.
Purpose. The purpose of this Plan is to permit award grants to Participants and to provide to such persons incentives and rewards for service and/or performance.
2.
Definitions. In addition to other terms defined elsewhere in this Plan, as used in this Plan:
a.
“Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
b.
“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Award Agreement may be in an electronic medium, may be a notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
c.
“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
d.
“Board” means the Board of Directors of the Company.
e.
“Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
f.
“Change in Control” has the meaning set forth in Section 12(a) of this Plan.
g.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
h.
“Committee” means the Compensation Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
i.
“Common Stock” means the common stock, par value $0.00001 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
j.
“Company” means FibroBiologics, Inc., a Delaware corporation, and its successors.

k.
“Date of Grant” means the date provided for by the Committee on which a grant of an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
l.
“Director” means a member of the Board.
m.
“Effective Date” means the date this Plan is approved by the Stockholders.
n.
“Entity” means a corporation, partnership, limited liability company or other entity.
o.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
p.
“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the Stockholders in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
q.
“Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
r.
“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee (or an applicable delegate). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
s.
“Market Value per Share” means, as of any particular date, the closing price for a share of the Common Stock as reported for that date on The Nasdaq Capital Market or, if the Common Stock is not then listed on The Nasdaq Capital Market, on any other national securities exchange on which the Common Stock is listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the applicable Award Agreement, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
t.
“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.
u.
“Option Price” means the purchase price payable upon the exercise of an Option Right.
v.
“Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
w.
“Own,” “Owned,” “Owner,” “Ownership”: A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
x.
“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.
y.
“Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
z.
“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
aa.
“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
bb.
“Person” means any individual, Entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
cc.
“Plan” means this FibroBiologics, Inc. 2026 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

dd.
“Predecessor Plan” means the FibroBiologics, Inc. 2022 Stock Plan, as amended or amended and restated from time to time.
ee.
“Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
ff.
“Restricted Stock Units” means an award pursuant to Section 7 of this Plan of the right to receive Common Stock, cash or any combination thereof at the end of a specified Restriction Period.
gg.
“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
hh.
“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided with respect to the Appreciation Right.
ii.
“Stockholder” means an individual or Entity that owns one or more shares of Common Stock.
jj.
“Subsidiary” means a corporation, company or other Entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar Entity), but more than 50% of whose ownership or control interest representing the right generally to make decisions for such other Entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined voting power of the Voting Securities issued by such corporation.
kk.
“Voting Securities” means, at any time, the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another Entity.
3.
Shares Available Under this Plan.
a.
Maximum Shares Available Under This Plan.
i.
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents, will not exceed in the aggregate (x) 2,000,000 shares of Common Stock, plus (y) the total number of shares of Common Stock remaining available for future grant under the Predecessor Plan as of the Effective Date, plus (z) the shares of Common Stock that are subject to awards granted under this Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan (collectively, the “Overall Share Limit”). The Overall Share Limit shall be automatically increased on the first day of each fiscal year of the Company, beginning in 2027 and ending in 2036, by an amount equal to the lesser of (x) 4% of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (y) such smaller number of shares as determined by the Board. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. On and after the Effective Date, no awards may be granted under the Predecessor Plan.
ii.
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.
b.
Share Counting Rules.
i.
Except as provided in Section 22of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, again be available under Section 3(a)(i) above.
ii.
If, on or after the Effective Date, any Common Stock subject to an award granted under the Predecessor Plan is forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, be available for awards under this Plan.
iii.
Notwithstanding anything to the contrary contained in this Plan: (A) Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or an option right granted under the Predecessor Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) Common Stock subject to a stock-settled Appreciation Right (or appreciation right granted under the Predecessor Plan) that is not actually issued in connection with the settlement of such Appreciation Right (or appreciation right granted under the Predecessor Plan) on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights (or option rights granted under the Predecessor Plan) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
iv.
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.
c.
Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,000,000 shares of Common Stock (the “ISO Limit”); provided, however, that the ISO Limit will increase by 200,000 shares of Common Stock on the first day of each fiscal year beginning in 2027 and ending in 2036; provided, further, that in no event shall the ISO Limit exceed the Overall Share Limit.
d.
Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.
4.
Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.
Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
b.
Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
c.
Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
d.
To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Stock to which such exercise relates.

e.
Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
f.
Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
g.
Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
h.
No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Award Agreement for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
i.
Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
j.
Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.
Appreciation Rights.
a.
The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
b.
Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
i.
Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, in Common Stock or any combination thereof.
ii.
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
iii.
Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.
iv.
Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
v.
Each grant of Appreciation Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
vi.
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.
c.
Also, regarding Appreciation Rights, (i) each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant, and (ii) the Committee may provide in any Award Agreement for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.
6.
Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.
Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
b.
Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
c.
Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant and/or until achievement of Management Objectives referred to in Section 6(e)of this Plan.
d.
Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

e.
Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
f.
Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
g.
Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional shares of Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
h.
Each grant or sale of Restricted Stock will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.
7.
Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.
Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
b.
Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
c.
Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
d.
During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote it, but the

Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units will be deferred until, and paid contingent upon, the vesting of such Restricted Stock Units.
e.
Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
f.
Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.
Performance Shares, Performance Units and Cash Incentive Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
a.
Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
b.
The Performance Period with respect to each grant of Performance Shares or Performance Units or Cash Incentive Award will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.
c.
Each grant of Performance Shares, Performance Units or a Cash Incentive Award will specify Management Objectives regarding the earning of the award.
d.
Each grant will specify the time and manner of payment of Performance Shares, Performance Units, or a Cash Incentive Award that have been earned.
e.
The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
f.
Each grant of Performance Shares, Performance Units or a Cash Incentive Award will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.
Other Awards.
a.
Subject to applicable law and any applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee determines.
b.
Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
c.
The Committee may authorize the grant of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
d.
The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent upon, the earning and vesting of such awards.
e.
Each grant of an award under this Section 9 will be evidenced by an Award Agreement. Each such Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
f.
Awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including, without limitation, in connection with or following a Participant’s retirement, death, disability, or termination of employment or service or (subject to Section 12 of this Plan) in the event of a Change in Control.

10.
Administration of this Plan.
a.
This Plan will be administered by the Committee; provided, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. For purposes of clarity, the Committee’s authority to make grants under this Plan and administer this Plan will include the authority to adopt subplans or special provisions applicable to awards granted under this Plan; provided, however, that any such subplan or special provision shall be consistent with the terms of this Plan, except as otherwise provided in Section 14 hereof.
b.
The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
c.
To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that: (i) the Committee will not delegate such authority to any such officer for awards granted to such officer or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; (ii) the resolutions providing for such authorization shall set forth the total number of shares of Common Stock such officer may grant; and (iii) such officer will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such delegate.
11.
Adjustments. The Committee shall make or provide for such adjustments in the number of shares of and kind of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of shares of and kind of Common Stock covered by other awards granted pursuant to Section 9 hereof, in the Option

Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or (subject to Section 12 of this Plan) in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.
Change in Control.
a.
Definition. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan or otherwise, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date), in a single transaction or in a series of related transactions, of any of the following events:
i.
any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding Voting Securities as a result of a repurchase or other acquisition of Voting Securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional Voting Securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding Voting Securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
ii.
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the Stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding Voting Securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding Voting Securities of the Company immediately prior to such transaction; or
iii.
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the Voting Securities of which are Owned by Stockholders of the Company in substantially the same proportions as their Ownership of the outstanding Voting Securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

13.
Clawback; Detrimental Activity and Recapture Provisions.
a.
Awards granted under this Plan are subject to the terms and conditions of the Company’s clawback provisions, policy or policies (if any) as may be in effect from time to time, including, without limitation, specifically to implement Section 10D of the Exchange Act, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and applicable sections of any Award Agreement to which this Plan is applicable or any related documents shall be interpreted consistently with (or deemed superseded by and/or subject to, as applicable) the terms and conditions of the Compensation Recovery Policy. Further, by accepting any award under this Plan, each Participant agrees (or has agreed) to fully cooperate with and assist the Company in connection with any of such Participant’s obligations to the Company pursuant to the Compensation Recovery Policy, and agrees (or has agreed) that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from such Participant of any such amounts, including from such Participants’ accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
b.
Otherwise, any Award Agreement (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award (or other provisions intended to have similar effects), including upon such terms and conditions as may be determined by the Board or the Committee in accordance with the Compensation Recovery Policy or any applicable laws, rules, regulations or requirements that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, rules, regulations or requirements in effect from time to time (including as may operate to create additional rights for the Company with respect to such awards and the recovery of amounts or benefits relating thereto).
14.
Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
15.
Transferability.
a.
Except as otherwise determined by the Committee, and subject to compliance with Section 17 of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
b.
The Committee may specify on the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.
Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the Common Stock delivered or required to be delivered to the Participant, Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (a) an additional amount can be withheld and not result in adverse accounting consequences, and (b) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.
17.
Compliance with Section 409A of the Code.
a.
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
b.
Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
c.
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.
d.
Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
e.
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.
Amendments.

a.
The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of The Nasdaq Capital Market or, if the Common Stock is not traded on The Nasdaq Capital Market, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
b.
Except in connection with a corporate transaction or event described in Section 11 of this Plan or (subject to Section 12 of this Plan) in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.
c.
If permitted by Section 409A of the Code, but subject to Section 18(d) of this Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or (subject to Section 12 of this Plan) in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or holds Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares, Performance Units or Cash Incentive Awards will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
d.
Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.
Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.
Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.
Miscellaneous Provisions.
a.
The Company will not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
b.
This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
c.
Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
d.
No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
e.
Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
f.
No Participant will have any rights as a Stockholder with respect to any Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the stock records of the Company.
g.
The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
h.
Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
i.
If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything to the contrary in this Plan or an Award Agreement (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates (collectively, the “Arrangements”)): (i) nothing in the Arrangements or otherwise limits a Participant’s rights to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002); and (ii) nothing in the Arrangements or otherwise prevents a Participant from, without prior notice to the Company, providing information (including documents) to governmental authorities or agencies regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities or agencies regarding possible legal violations (for purpose of clarification, such Participant is not prohibited from providing information (including documents) voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act). The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by privilege.
22.
Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
a.
Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an Entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
b.
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
c.
Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Section 22(a) or Section 22(b) of this Plan will not reduce the Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Section 22(a) or Section 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

FIBROBIOLOGICS, INC.
9350 KIRBY DRIVE
SUITE 300
HOUSTON, TX 77054

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V96711-S37342

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIBROBIOLOGICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Class III Directors to hold office until 2029

Nominees:	**For**	**Against**	**Abstain**
1a. Pete O'Heeron	☐	☐	☐
1b. Stacy Coen	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V96712-S37342

FIBROBIOLOGICS, INC.
Annual Meeting of Stockholders
June 22, 2026 11:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Pete O'Heeron and Jason D. Davis, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FIBROBIOLOGICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Central Time on June 22, 2026, at the virtual meeting at: www.virtualshareholdermeeting.com/FBLG2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side